As filed with the Securities and Exchange Commission on December 6, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIELD TRIP HEALTH LTD.
(Exact name of Registrant as specified in its charter)
Canada	8000, 2834, 2833	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)
30 Duncan Street, Suite 401
Toronto, ON, Canada M5V 2C3
1-833-222-0084
(Address and telephone number of Registrant’s principal executive offices)
Bennett Jones LLP
135 East 57th Street, Suite 14
New York City, NY
10022
1-646.992.4322
(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)
Copies to:
Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Joseph del Moral Chief Executive Officer Field Trip Health Ltd. 30 Duncan Street, Suite 401 Toronto, ON, Canada M5V 2C3 1-833-222-0084	Aaron Sonshine Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4 (416) 777-6448
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.    ☒
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.    ☐
at some future date (check appropriate box below)

1.   ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.   ☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☐
after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares
Warrants
Preferred Shares
Subscription Receipts
Debt Securities
Units
Total	US$117,075,000	100%	US$117,075,000	US$10,852.86

(1)
There are being registered under this registration statement such indeterminate number of common shares, warrants, preferred shares, subscription receipts or debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed US$117,075,000 (converted from Cdn.$150,000,000 at an exchange rate of Cdn$1.00=US$0.7805, which was the daily exchange rate as reported by the Bank of Canada on December 3, 2021, a date within 5 business days of filing this registration statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, as amended.

PART I
INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel of Field Trip Health Ltd., at 30 Duncan Street, Suite 401, Toronto, ON M5V 2C3, telephone (833) 833-1967, and are also available electronically at www.sedar.com.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering December 3, 2021
FIELD TRIP HEALTH LTD.
$150,000,000
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Field Trip Health Ltd. (“Field Trip”, the “Company”, “we”, “us”, or “our”) may from time to time offer and issue the following securities: (i) common shares of the Company (“Common Shares”); (ii) preferred shares of the Company (“Preferred Shares”); (iii) debt securities of the Company (“Debt Securities”); (iv) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (v) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof having an offer price of up to $150,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid.
The Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, one or more securityholders (each, a “Selling Securityholder”) of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”. We, or our Selling Securityholders, as applicable, may offer Securities in such amount and, in the case of the Subscription Receipts, Warrants, Debt Securities and Units, with such terms as we, or our Selling Securityholders, as applicable, may determine in light of market conditions.
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The Company is a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the U.S. and Canada (the “MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different than those of the U.S. We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), and may be subject to Canadian auditing and auditor independence standards. As a result, the financial statements included or incorporated by reference in this Prospectus and any applicable Prospectus Supplement may not be comparable to financial statements of U.S. companies.
Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. may not be described fully herein or in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of Securities, and consult their own tax advisors prior to deciding to purchase any Securities. See “Certain Income Tax Considerations”.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Canada, that some or all of our officers and directors are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the Company’s assets and the assets of such persons are located outside the U.S. See “Risk Factors — Enforcement of Civil Liabilities”.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY U.S. STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. This Prospectus may qualify as an “at-the-market distribution”, as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”). If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on the Toronto Stock Exchange (the “TSX”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See “Plan of Distribution”.
The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class or series, the number of Preferred Shares being offered, the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, the dividend payment dates, any terms for redemption, any voting and conversion rights, the liquidation preference, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other terms specific to the Subscription Receipts being offered; (v) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; and (vi) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants underlying the Units, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.
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All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities covered by that Prospectus Supplement. The offerings are subject to approval of certain legal matters on behalf of the Company by Bennett Jones LLP. You should read this Prospectus and any Prospectus Supplement before you invest in any Securities.
This Prospectus does not qualify for issuance of Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance of Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate), LIBOR (the London Interbank Offered Rate), EURIBOR (Euro Interbank Offered Rate or any replacements or successors thereto including SOFR (Secured Financing Overnight Rate) or U.S. Federal funds rate and/or convertible into or exchangeable for Common Shares and/or other securities of the Company.
The Company may sell the Securities, and the Selling Securityholder may sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more purchasers. The Prospectus Supplement relating to a particular offering of Securities will describe the terms of such offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered, and the method of distribution; (ii) the name or names of any underwriters, dealers or agents involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the expenses borne by, the Company from the sale of such Securities; (iv) any commission, underwriting discounts and other items constituting compensation payable to underwriters, dealers or agents; and (v) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents. See “Plan of Distribution”.
No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
In connection with any offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.
The issued and outstanding Common Shares are listed and posted for trading under the trading symbol “FTRP” in Canada on the TSX and in the United States (the “U.S.”) on the NASDAQ Stock Market (“NASDAQ”). On December 2, 2021, the last trading day prior to the date of this Prospectus, the closing price per Common Share on the TSX was $4.49 and on the NASDAQ was US$3.49. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.
Investing in Securities is speculative and involves a high degree of risk and should only be made by persons who can afford the total loss of their investment. A prospective purchaser should therefore review this Prospectus and the documents incorporated by reference in their entirety and carefully consider the risk factors described under “Risk Factors” in this Prospectus and the AIF (as defined herein) prior to investing in such Securities.
No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
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The Company’s head and registered office is located at 30 Duncan Street, Suite 401, Toronto, ON M5V 2C3.

The Company conducts research and development on novel, psychedelic-inspired regulated medicines in accordance with the laws, rules and regulations in place in Canada and the United States. No product will be commercialized prior to applicable legal or regulatory approval from Health Canada, the Food and Drug Administration and/or other applicable regulators.

The Company operates clinics that deliver ketamine-assisted psychotherapy in Canada and the United States. The Company also operates a clinic that delivers psilocybin-assisted psychotherapy in the Netherlands.

The Canadian and United States federal governments regulate drugs through the Controlled Drugs and Substances Act (Canada) (the “CDSA”) and the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), respectively, which place controlled substances in a schedule. Under the CDSA, ketamine is currently a Schedule I drug and psilocybin is currently a Schedule III drug. Under the CSA, ketamine is currently a Schedule III drug and psilocybin is currently a Schedule I drug.

Health Canada and the Food and Drug Administration in the United States have not approved psilocybin as a drug for any indication, however ketamine is a legally permissible medication for the treatment of certain psychological conditions. It is illegal to possess such substances without a prescription.

Unlike in Canada and the United States, psilocybin mushrooms are not an illegal drug under Jamaica’s Dangerous Drugs Act, 1948. The Company also conducts research on psilocybin containing fungi in Jamaica, in partnership with the University of the West Indies.

The Opium Act (Opiumwe) (the “Opium Act”) is the primary drug legislation in the Netherlands. Subject to certain requirements, the Opium Act does not prohibit the cultivation, production and sale of fresh, unprocessed truffles.

The Company’s operations are conducted in strict compliance with local laws where such activities are permissible and do not require any specific legal or regulatory approvals.

The Company does not handle psychedelic substances except in jurisdictions where such activity is not illegal and then only within (a) laboratory or clinical trial settings, (b) in the case of the Netherlands, within a clinical setting, and (c) in the case of ketamine, as prescribed by a licensed medical practitioner. The Company does not have any direct or indirect involvement with illegal selling, production or distribution of any substances in jurisdictions in which it operates.

FT-104 and FT-200 Group (as defined below) are currently the only substances to be used in any trial, research, or clinical trial setting and they are not a controlled or restricted substance under any applicable laws. Any new or additional molecules under laboratory investigation would, similarly, not expected to be controlled substances at this time.

The Company oversees and monitors compliance with applicable laws in each jurisdiction in which it operates. In addition to the Company’s senior executives and the employees responsible for overseeing compliance, the Company has local regulatory/compliance counsel engaged in every jurisdiction (provincial, state and local) in which it operates. See “Compliance Program”.

For these reasons, the Company may be (a) subject to heightened scrutiny by regulators, stock exchanges, clearing agencies and other authorities, (b) susceptible to regulatory changes or other changes in law, and (c) subject to risks related to drug development, among other things. There are a number of risks associated with the business of the Company. See “Risk Factors” herein and “Risk Factors” in the AIF (as defined herein).

i

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS
An investor should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein) and any applicable Prospectus Supplement and is not entitled to rely on parts of the information contained in this Prospectus (including the documents incorporated by reference herein) to the exclusion of others. The Company has not authorized anyone to provide investors with additional or different information. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. Information contained on, or otherwise accessed through, the Company’s website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.
The Company is not offering to sell the Securities in any jurisdictions where the offer or sale of the Securities is not permitted. The information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as of the date of this Prospectus (or the date of the document incorporated by reference herein, as applicable), regardless of the time of delivery of this Prospectus or any sale of the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and/or Units. The business, financial condition, results of operations and prospects of the Company may have changed since those dates. The Company does not undertake to update the information contained or incorporated by reference herein, except as required by applicable Canadian securities laws.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements.
The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Company and readers of this Prospectus should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
The Company may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $150,000,000 or the equivalent in other currencies. This Prospectus provides prospective purchasers with a general description of the Securities that the Company may offer. Each time the Company distributes Securities under this Prospectus, the Company will provide a prospective purchaser with a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before a purchaser makes a decision to purchase Securities, the prospective purchaser should read this Prospectus, any applicable Prospectus Supplement, together with the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement.
We will file with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Information on or connected to the Company’s website, even if referred to in a document incorporated by reference herein, does not constitute part of this Prospectus or any Prospectus Supplement. See “Where You Can Find Additional Information”.
MEANING OF CERTAIN REFERENCES AND CURRENCY PRESENTATION
References to dollars or “$” are to Canadian currency unless otherwise indicated. All references to “US$” refer to United States dollars. Unless the context otherwise requires, all references in this Prospectus to the “Company” refer to the Company and its subsidiary entities on a consolidated basis.

MARKET AND INDUSTRY DATA
Unless otherwise indicated, the market and industry data contained or incorporated by reference in this Prospectus is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Company believes these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any survey. The Company has not independently verified any of the data from third party sources referred to or incorporated by reference herein, and accordingly the accuracy and completeness of such data is not guaranteed.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and“forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). All statements, other than statements of historical fact, made by Field Trip that address activities, events or developments that Field Trip expects or anticipates will or may occur in the future are forward-looking statements, including statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on management’s current expectations and assumptions concerning Field Trip’s future events, financial conditions, results of operations, plans, objectives, performance, business developments, objectives or milestones. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking statements in this Prospectus include statements related to the manner in which the Selling Securityholders may sell Securities, the business and future activities of Field Trip, and developments related to Field Trip after the date of this Prospectus, including but not limited to, statements relating to future business strategy, competitive strengths, goals, expansion and growth of Field Trip’s business, operations and plans, including potential new revenue streams, the completion of contemplated expansion by Field Trip, changes in laws or regulatory requirements, the market for Field Trip’s services, uptake of training in psychedelic assisted psychotherapy by licensed professionals, interest in and uptake of the KAP Co-Op Program, And Beyond Program, and other programs by therapists and patients, the ability of management to sustain and continue optimization of its clinical operations, the impact of the COVID-19 pandemic and its variants, the business objectives of Field Trip and its research and development activities, the acceptance in the medical community of ketamine and other psychedelic substances as effective treatment for depression, post-traumatic stress disorder, addiction and other mental health conditions, the funds available to Field Trip and the use of such funds, the healthcare industry in Canada and the United States, the ability of Field Trip to operate its Clinics (as defined below), the construction and commencement of construction of additional Clinics, the development, patentability and viability of FT Discovery (as defined below) molecule FT-104 and the FT-200 Group, the ability of Field Trip to complete an investigational new drug application and obtain regulatory approvals, as required, prior to initiating clinical trials for FT-104 and molecules within the FT-200 Group, the ability of Field Trip to meet eligibility requirements for clinical testing and more complex clinical trials, the ability of Field Trip to obtain regulatory approvals prior to each clinical trial, approval of phase 1 human trials, if any, and the ability of Field Trip to generate patient member growth, the completion and potential outcomes of the Strategic Review (as defined below). The forward-looking statements contained herein are based on certain key management expectations and assumptions, including with respect to expectations and assumptions concerning: (i) receipt of required shareholder and regulatory approvals in a timely manner or at all; (ii) receipt and/or maintenance of required licenses and third-party consents in a timely manner or at all; and (iii) the success of the operations of the Company. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which is expressed or implied by such forward-looking statements. These risks and uncertainties include those related to: the ability of Field Trip to secure additional financing for current and future operations and capital projects, as needed; future issuances or actual or potential sales of securities; negative operating cash flow and going concern; discretion over the use of proceeds; unpredictability and volatility of the listed securities of Field Trip; speculative nature of an investment in the securities of Field Trip; limited operating history as a public company; a significant number of Common Shares being owned by a limited number of existing shareholders; the expected future losses of Field Trip and profitability; significant risks inherent in the nature of the health clinic industry; risks associated with failure to achieve its publicly announced milestones according to schedule, or at all; risks related to potential operations in Oregon and other jurisdictions that have passed or are considering measures to legalize psychedelics; risks associated with the regulation of psilocybin containing truffles and mushrooms in the Netherlands, Jamaica and elsewhere; reliance on drug developers; reliance on contract manufacturers; violations of laws and regulations; reliance on the capabilities and experience of its key executives and scientists; the possible engagement in misconduct or other improper activities by employees; the expansion of Field Trip’s business through acquisitions or collaborations; risk of product liability claims; risks related to third-party licenses; changes in patent law; litigation regarding patents, patent applications, and other proprietary rights; reliance on third parties; no assurance of an active or liquid market; public markets and share prices; additional issuances and dilution; the ability of Field Trip to secure additional financing for current and future operations and capital projects, as needed, which may not be available on acceptable terms, or at all; Field Trip’s dependence on management and key personnel; general economic, market and business conditions, early-stage industry growth rates, the risks associated with competition from other companies directly or indirectly engaged in Field Trip’s industry; negative results from clinical trials; foreign currency exchange rate fluctuations and its effects on Field Trip’s operations; the risks and costs associated with being a publicly traded company, the market demand for the Common Shares; non-compliance with laws; medical personnel operating out of the Clinics; unfavourable publicity or consumer perception; patient acquisitions; drug development risks; substantial risks of regulatory or political change; the ability to obtain necessary government permits and licences; ketamine as a pharmaceutical; non-referral of patients; negative cash flow from operating activities; management of growth; intellectual property; litigation; insurance coverage; Field Trip being a holding company; the industry being difficult to forecast; conflicts of interest; enforcement of legal rights; emerging market risks; enforcement of legal rights in foreign jurisdictions; inadequate internal controls over financial reporting; agriculture risks; violations of laws and regulations related to drug development; reliance on third parties for drug development; ability to produce commercial grade pharmaceuticals; clinical testing; regulatory approval process; cyber-attacks; reliance upon insurers and governments; and difficulty in enforcing judgments and effecting service of process on directors and officers. Other risks and uncertainties not presently known to the Company or that the Company presently believes are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented for the purposes of assisting readers in understanding Field Trip’s expected financial and operating performance and Field Trip’s plans and objectives and may not be appropriate for other purposes.
The forward-looking information and statements contained in this Prospectus represent Field Trip’s views as of the date of this Prospectus and forward-looking information and statements contained in the documents incorporated by reference herein represent Field Trip’s views as of the date of such documents, unless otherwise indicated in such documents. Field Trip anticipates that subsequent events and developments may cause its views to change. However, while Field Trip may elect to update such forward-looking information and statements at a future time, it has no current intention of doing so except to the extent required by applicable law.
Forward-looking statements are provided for the purposes of assisting prospective investors in understanding the Company’s financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and prospective investors are cautioned that the forward-looking statements may not be appropriate for any other purpose. While the Company believes that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this Prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by the Company’s directors, officers, other employees and other persons authorized to speak on the Company’s behalf are expressly qualified in their entirety by these cautionary statements.
For a more detailed discussion of risks and other factors, see Field Trip’s amended annual information form dated July 16, 2021 under the heading “Risk Factors”, or otherwise disclosed in the public filings made with applicable securities regulatory authorities and available under Field Trip’s SEDAR and EDGAR profiles.
Foreign Currency Information
The Company’s expenses are denominated in Canadian dollars and some of its operations are in the U.S., the Netherlands and Jamaica. The Company may be adversely affected by foreign currency fluctuations. A significant portion of its expenditures are in other currencies, and the Company is therefore subject to foreign currency fluctuations which may, from time to time, impact its financial position and results of operations.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada (the “Canadian Securities Authorities”) and the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel of the Company, at 30 Duncan Street, Suite 401, Toronto, ON M5V 2C3, telephone (833) 833-1967, and are also available electronically at under the Company’s SEDAR profile at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov/edgar. The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.
We file with Canadian Securities Authorities annual and quarterly reports, material change reports and other information. We are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with and furnish other information to the SEC. Under the MJDS adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the U.S. Our filings are also electronically available from EDGAR, which can be accessed at www.sec.gov, as well as from commercial document retrieval services. Our filings on EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.
As of the date hereof, the following documents filed with the Canadian Securities Authorities are specifically incorporated by reference into and form an integral part of this Prospectus:
1.
the amended annual information form of the Company dated July 16, 2021 for the year ended March 31, 2021 (the “AIF”);

2.
audited annual consolidated financial statements of the Company for the fiscal year ended March 31, 2021 and for the period from April 2, 2019 (date of incorporation) to March 31, 2020, together with the auditors’ report thereon;

3.
management’s discussion and analysis of the Company for the three months and fiscal year ended March 31, 2021 and periods ended March 31, 2020;

4.
unaudited condensed interim consolidated financial statements of the Company for the three and six months ended September 30, 2021 and 2020 (the “Interim Financial Statements”);

5.
management’s discussion and analysis of the Company for the three and six months ended September 30, 2021 and 2020 (the “Interim MD&A”);

6.
management information circular of the Company dated August 26, 2021, prepared for the annual and special meeting of shareholders held on September 24, 2021 (the “SGM”);

7.
material change report of the Company dated June 10, 2021 regarding the listing of the Common Shares and certain warrants to purchase Common Shares (the “Listed Warrants”) on the TSX;

8.
material change report of the Company dated July 28, 2021, regarding the listing of the Common Shares on the NASDAQ Global Select Market;

9.
material change report of the Company dated September 9, 2021, regarding the lead indications for FT-104 — Treatment Resistant Depression and Postpartum Depression; and

10.
material change report of the Company dated September 27, 2021 regarding the voting results from the Company’s annual general and special meeting of shareholders held on September 24, 2021.

Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with Canadian Securities Authorities after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus.
Upon a new interim financial report and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial report and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form, if any; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed by the Company prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new information circular of the Company prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous information circular of the Company prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
A Prospectus Supplement to this Prospectus containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC on Form 40-F or Form 20-F (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, we may, to the extent expressly provided therein, incorporate by reference into this Prospectus documents that we furnish with the SEC on Form 6-K pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

Any “template version” of any “marketing materials” (as such terms are defined in NI 41-101) filed by the Company after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference into such applicable Prospectus Supplement for the purposes of the distribution of Securities to which that Prospectus Supplement pertains.
Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We will file with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
We are subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the MJDS adopted by Canada and the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.
You may read and download the documents we have filed with the SEC electronically on the SEC’s EDGAR website at www.sec.gov. We are also subject to filing requirements prescribed by Canadian Securities Authorities. These filings are available electronically from SEDAR at www.sedar.com.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under the Canada Business Corporations Act (the “CBCA”). A number of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the U.S., and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the U.S.
We have appointed an agent for service of process in the U.S., but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of Securities who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of our directors, officers and experts under U.S. federal securities laws or the securities laws of any state of the U.S.
We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.
We will file with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Bennett Jones LLP as our agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of the Securities under this Prospectus.
THE COMPANY
Corporate Structure
The Company was formed on September 30, 2008, pursuant to an amalgamation under the Business Corporations Act (Alberta) and adopted the name “Newton Energy Corporation”. On September 30, 2020, in connection with the Transaction (as defined below), the Company filed articles of amendment to: (i) consolidate its outstanding Common Shares on an eight (8) old for one (1) new basis; and (ii) change its name from Newton Energy Corporation to “Field Trip Health Ltd.”
On October 1, 2020: (i) the Company and Field Trip Psychedelics Inc. (“FTP”) completed a series of transactions resulting in a reorganization of FTP and the Company and pursuant to which the Company became the direct parent and sole shareholder of FTP; (ii) the Company changed its year end from December 31 to March 31; and (iii) the Company was continued under the CBCA by Certificate and Articles of Continuance (the “Continuance”) ((i) – (iii) collectively referred to as the “Transaction”).
In connection with the Continuance, the Company adopted new by-laws which included an advance notice provision, which stipulates the requirement to provide advance notice to the Company in circumstances where nominations of persons for election to the Company’s board of directors (the “Board”) are made by the Company shareholders other than pursuant to: (i) a requisition of a meeting made pursuant to the provisions of the CBCA; or (ii) a shareholder proposal made pursuant to the provisions of the CBCA. Company shareholders approved and ratified the advance notice provision on September 23, 2020.
The Transaction constituted a reverse takeover of the Company by FTP under applicable securities laws. FTP became a wholly-owned subsidiary of the Company and the business of FTP became the business of the Company.
The Common Shares were listed on the NEX board of the TSX Venture Exchange (the “TSXV”) until September 30, 2020, when they were delisted from the TSXV in connection with the completion of the Transaction. The Common Shares commenced trading on the Canadian Securities Exchange (the “CSE”) on October 6, 2020 under the symbol “FTRP” and were also posted for trading on the OTCQX Best Market (“OTCQX”) on January 28, 2021 under the symbol “FTRPF”. The Common Shares were subsequently delisted from the CSE and listed on the Toronto Stock Exchange (“TSX”) on June 7, 2021 under the ticker symbols “FTRP” and “FTRP.WT”.
On July 29, 2021, the Common Shares commenced trading on the NASDAQ under the ticker symbol “FTRP”. Concurrent with the NASDAQ listing, Field Trip’s Common Shares ceased to be quoted on the OTCQX. The Company has already completed the process to make its shares eligible for electronic clearing and settlement through the Depository Trust Company (“DTC”).
In November 2021, Vicki Reed joined the Company as its Chief Growth Officer. Ms. Reed has more than 20 years’ experience advising clients on matters relating to business strategy, growth, brand building, marketing technologies and other similar matters. Ms. Reed has worked with a number of companies focused on integrative health care including Peloton, Tonal, Mirror, and Flywheel. Ms. Reed is a graduate of the School of Journalism at the University of Oregon.
In November 2021, Stéphan Côté also joined the Company as its Head of Quality. Mr. Côté has more than 25 years’ experience in the pharmaceutical and biotech industry, with a focus on quality assurance and regulatory compliance. Before joining Field Trip, Mr. Côté held the position of Director of Quality Assurance at Impel NeuroPharma, Inc. and in a number of Quality Assurance roles with Amgen, Inc. (NASDAQ) over his 19 years with that company. His experience spans internationally from the Americas, Europe and Asia and across all stages of drug development. Mr. Côté has a B.Sc in biology & toxicology from Université du Québec à Montréal.
The Company’s registered office and head office is located at 30 Duncan Street, Suite 401, Toronto, ON M5V 2C3.
Intercorporate Relationships
The following diagram describes the subsidiaries of the Company, and their place of incorporation, continuance or formation:
Summary Description of the Business
Field Trip is in the business of the development and delivery of psychedelic-assisted therapies (“PAT”). The use of PAT is gaining traction in response to clinical research and academic studies showing evidence of the safety and efficacy of psychedelics in the treatment of mental health and mood disorders, such as severe depression, anxiety and post-traumatic stress disorder, which are part of a growing, global mental health crisis.
The Company’s primary focus is to develop proprietary, competitive, and differentiated psychedelic-assisted therapies (both through novel psychedelic molecules and innovation in therapeutic protocols), which achieve the best patient outcomes in the treatment of mental health and mood disorders.
Structurally, our research and development strategies are established by our Field Trip Discovery (“FT Discovery”) division, and are then executed through contract research and manufacturing organizations for molecule development and clinical research and through FT Health (defined below) for therapeutic protocol innovation. FT Discovery is conducting pre-clinical research into its first novel psychedelic molecule, FT-104, in addition to its new drug development pipeline program, the FT-200 Group. See FT Discovery — Advanced Research and Drug Development.
Our Field Trip Health (“FT Health”) division operates Clinics (as defined below) across North America and Europe providing Ketamine-assisted psychotherapy (“KAP”) under various programs. The Clinics operated by FT Health primarily operate as patient treatment centres for the treatment of mental health and mood disorders, while also providing our medical and therapeutic teams with opportunities to: (i) develop hands-on knowledge and experience to further improve on existing therapeutic protocols to optimize and customize the safe and effective delivery of psychedelic-assisted therapy (“PAT”); (ii) identify new indications with existing and novel psychedelic medicines, such as FT-104 and future pipeline drugs under well-controlled conditions; and (iii) conduct clinical research studies for FT Discovery and other third parties. In addition, FT Health conducts research to drive therapeutic protocol research and innovation. See Clinics — Field Trip Health Centres.
In support of the FT Health business, our Field Trip Digital (“FT Digital”) division develops digital tools such as the mobile application, “Trip”, and the patient application, “Portal”, to support and enhance the patient outcomes and experience. Further, our Field Trip Training division offers programs including both didactic and experiential training to therapists and medical professionals who wish to learn about KAP. See Other Business — Clinic Support.
Field Trip also conducts botanical research in partnership with the University of the West Indies (“UWI”) through Field Trip Natural Products Inc. (“FTNP”). FTNP’s research program comprises the cultivation, as well as the identification and isolation of new substances contained in, psilocybin mushrooms and other related fungi (the “Psilocybin Research”). Pursuant to a research agreement with UWI (the “Research Agreement”), the Company has leased a 2,072 sq. ft. custom-built research and cultivation facility on the university campus (the “Jamaica Facility”). See Other Business — Botanical Research.
Field Trip currently takes an integrated approach, combining novel psychedelic drug development, optimized therapeutic protocols and digital tools in combination to achieve Field Trip’s ultimate goal of successfully commercializing novel PAT therapeutics and therapies. The Company has commenced a strategic review of the current corporate structure to ensure that each operating segment is best positioned, optimally resourced, and focused to provide maximum long-term value to all stakeholders (the “Strategic Review”). The Strategic Review will explore all options, ranging from no change to the current structure, to adding additional assets or segments to the business, to a separation of the business units with continued inter-company relationships designed to leverage the synergies represented by an integrated model. The Company has not set a definitive timetable for the conclusion of the Strategic Review and there can be no assurance that the process will result in any transaction or change in structure or strategy. The Company has engaged Bloom Burton Securities Inc. as financial advisor in connection with the Strategic Review.
FT Discovery — Advanced Research and Drug Development
Synthetic and natural serotoninergic psychedelics act to stimulate 5HT2A receptors in the brain resulting in acute and long-term effects. In a first, acute phase, which can last for minutes to hours, there is a profound alteration of normal brain signaling and processing, creating what is generally referred to as a “psychedelic experience” or an “altered state of consciousness.” Under psychedelics, the brain “escapes” from its usual tightly constrained and predictable patterns of operation, with a global increase in connectivity of brain regions and brain networks. Often, this can allow patients new introspective insights about their past behavior, memories, actions, feelings and beliefs. In a second extended phase, believed to extend from hours to days after a dose, the biochemistry downstream of the 5HT2A receptor can lead to changes in neuronal structure with the strengthening of connections. These changes are grouped under the term neuroplasticity. We believe neuroplastic changes induced by 5HT2A activation in in-vitro models is a good proxy or biomarker for potential clinical effects. We believe that by combining psychedelic drug administration with psychotherapy, both the acute and long-term effects are guided in a way to maximize improvements in mental health treatments, including in depression, anxiety and addiction.
FT Discovery is leading the development of the next generation of custom synthetic molecules targeting serotonin 5HT2A receptors. FT-104 is the first drug candidate in development by FT Discovery. FT-104 is a next generation synthetic psychedelic molecule whose design is, in part, based on classical serotonin 2A psychedelics. FT-104 is currently in the preclinical stage of development. USPTO and PCT patents are pending on FT-104’s structure, formulation and use in treating a variety of central nervous system disorders. FT-104 is currently in the preclinical development stage. The Company has targeted Treatment Resistant Depression and Postpartum Depression as the lead indications for development of FT-104.
Field Trip has initiated a new development program known as the “FT-200 Group” which will focus on the development of molecules with the structure and potency of classical psychedelic molecules at the serotonin 5HT2A receptor, but with reduced or absence of activity at the serotonin 5HT2B receptor. The 5HT2B receptor is associated with cardiovascular valvulopathies, a liability that limits the use of classical psychedelics to infrequent use. Molecules from the FT-200 Group Program could demonstrate broader flexibility in dosing and a broader utility, with the potential to be formulated as chronic medications. A first molecule exemplifying the FT-200 Group has been synthesized. It is an agonist at the target serotonin 2A receptor and is an antagonist at the serotonin 2B receptor, i.e., it can bind the 2B receptor, therefore it may displace serotonin, the endogenous ligand, from the receptor, but its binding or displacement of serotonin does not activate the receptor at any therapeutically-relevant concentration. This same molecule demonstrates good activity and selectivity for 5HT2A relative to other CNS receptors in the brain which suggests that it could demonstrate good safety while preserving efficacy because the 2A receptor is generally at the core the antidepressant target while the 2B receptor generally causes cardiovascular valve hardening. The Company has filed a provisional patent application in the United States to protect the composition, as well as potential formulations and uses of the molecule. Further work is in progress to expand the family, strengthen the IP portfolio around the FT-200 Group and seek the optimal lead candidate for preclinical development.
No assurances can be given that Field Trip will be able to meet its development timelines disclosed in this Prospectus or in any Prospectus Supplement, or that FT-104, the FT-200 Group molecule or any other molecule will be viable therapeutic products.
Clinics — Field Trip Health Centres
The Company also seeks to create a global brand of trusted health centres (“Clinics”) for KAP, psychedelic-assisted psychotherapy and psychedelic-integration psychotherapy, utilizing the Company’s custom protocol while under the supervision of medical professionals and enabling patients to more effectively and affordably address depression, anxiety, addiction and other conditions.
In addition to the research and innovation focus, the Clinics operated by the Company operate as patient treatment centres where medical teams can develop hands-on knowledge and experience to (i) further improve on the existing therapeutic protocols to optimize and customize the safe and effective delivery of psychedelic-assisted therapies; (ii) identify new indications with existing and novel psychedelic medicines, and (iii) conduct clinical research studies for FT Discovery and other third parties.
The Company believes there is a unique early mover opportunity to build the clinical infrastructure required to meet the anticipated significant demand for psychedelic-assisted therapies. In this regard, we believe the Clinics hold significant strategic value in that they enable the Company to collect large amounts of data on clinical outcomes associated with the setting and therapeutic protocols of psychedelic therapies. This data allows the Company to not only identify areas of unmet need in psychedelic therapies, but also innovate new models and protocols. The Company’s focus with the Clinics is to rollout Clinics across North America and Europe to position the Company as the leading global brand of trusted clinics for psychedelic-assisted therapies, providing ketamine-assisted therapy in North America and psilocybin-assisted therapies in The Netherlands and other jurisdictions, where permitted, for the treatment of depression, anxiety, addiction and other conditions.
In accordance with applicable laws, ketamine is the only substance used in North America and then only by patients who have a valid prescription for such medication prescribed by an appropriate medical professional licensed in the jurisdiction where the Clinics operate. Ketamine-Assisted Psychotherapy is conducted at lower doses of ketamine than what is used in anaesthesia and in a safe setting alongside psychotherapy. Beyond its antidepressant effects, ketamine’s ability to promote neural plasticity makes it a powerful tool to pair with the Company’s comprehensive psychotherapy program to affect behavioral change.
More specifically, Field Trip offers or plans to offer the following types of services:
•
KAP is a clinic-based treatment that combines the administration of ketamine dosing sessions with exploratory and integrative psychology to accelerate the process of discovery, understanding, catharsis and eventually healing. KAP sessions last longer than traditional therapy, are conducted with medical and psychological support and may include therapy-enhancing tools such as music. KAP is available directly through Field Trip or through cooperative agreements with independent psychotherapists who make arrangements for Field Trip to provide ketamine sessions as an adjunct to psychotherapy offered by those independent psychotherapists.

•
PAT, which combines the use of psychedelic medicines with psychotherapy sessions and other enhancing therapies in a clinical setting. KAP is a type of psychedelic-assisted psychotherapy that uses ketamine as the psychedelic catalyst. In the Netherlands, the Company offers legal psilocybin truffle therapy.

•
Psychedelic-integration psychotherapy consists of one or more psychotherapy sessions to support a patient’s understanding and processing of past psychedelic experiences through reflection on and integration of those experiences. Psychedelic-integration psychotherapy can be combined with psychedelic-assisted psychotherapy, including KAP, or may be employed on its own to integrate patient experience outside of a clinical setting. Psychedelic-integration psychotherapy may be offered in a one-on-one or group setting.

•
And Beyond Therapy which consists of ongoing psychotherapy with the goal of building on the insights gained through KAP and identifying and reinforcing changes to ongoing negative patterns of thought and behaviour. The And Beyond Program is made available through contractor psychotherapists to patients who have had one or more sessions of KAP.

•
Co-Operative Ketamine Program (“KAP Co-Op”) is a program whereby independent therapists who are experienced or trained in providing psychedelic-assisted therapies may access Field Trip’s world class centers for psychedelic therapies and other resources to provide KAP to their own private practice clients. Under KAP Co-Op, (a) Field Trip facilities and medical professionals provide the ketamine sessions, and (b) third-party therapists provide related integration therapy as part of their ongoing relationship with the patient.

While the use of ketamine in KAP is considered “off-label”, such use is legal under medical supervision. As such, ketamine is currently the only legal psychedelic medicine generally available to mental health providers in Canada and the United States. As additional psychedelic medicines become available for use in a therapeutic setting and novel psychedelic medicines become available, Field Trip intends to explore the use of other methods of psychedelic-assisted psychotherapy.
Field Trip currently operates and/or owns nine clinics: Toronto, Ontario, Fredericton, New Brunswick, New York, New York, Santa Monica, California, Chicago, Illinois, Atlanta, Georgia, Seattle, Washington, Houston, Texas and Amsterdam, Netherlands. The US Clinics are owned solely by state-licensed physicians through physician practices or professional medical corporations (“PCs”). The Company has commenced or expects to commence construction to build an additional nine Field Trip Health Centres in Vancouver, British Columbia, San Diego, California, Washington, District of Columbia, Stamford, Connecticut, San Carlos, California, Austin, Texas, Scottsdale, Arizona, Dallas, Texas and Miami, Florida. The Company plans to leverage the success of the Clinics to expand into other markets in other states, while focusing on compliance, control, efficiency and performance in the medical clinic industry. The Clinics are intended to support the Company’s strategy of brand development and enable the Company to capture market share, generate brand awareness and earn patient loyalty in its operating markets.
Field Trip may also enter into one or more relationships with third parties with a view to making general psychiatry, general psychotherapy and other mental health services available to its clients and/or with a view to expanding the jurisdictions in which services may be made available to its clients via telehealth services.
Other Business — Clinic Support
FT Digital has developed digital the tools “Trip” and “Portal” to support patients on their mental health journey. Trip is a mobile application supporting consciousness expansion which is available to users in the Apple and Android app stores. Portal is a next generation digital health platform for clients participating in psychedelic therapies at Field Trip Health centres. Portal connects our patients and therapists with individualized patient journeys and content, along with tools such as mood monitoring, journaling, and activity tracking.
The Company also offers training in PAT for practitioners through its Field Trip Training division. Programs include an experiential training element, which is offered through the Clinics. Professionals who complete Field Trip’s training programs will automatically become eligible to join the KAP Co-Op program, helping establish the next generation of psychedelic therapists.

Other Business — Botanical Research
In partnership with UWI, Field Trip Natural Products is conducting research, development and cultivation of psilocybin mushrooms and other related fungi at the Jamaica Facility. The Company’s activity in relation to the research and cultivation of psilocybin mushrooms, botanicals and other related fungi is limited to the jurisdiction of Jamaica and the Company does not handle psychedelic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks in order to identify and develop treatments for medical conditions and does not have any direct or indirect involvement with illegal selling, production or distribution of any substances in jurisdictions in which it operates. The Company’s Jamaica team is comprised of a senior researcher and professor at UWI, Dr. Rupi Delgoda, as well as business consultants, legal counsel and local post-doctoral research students.
It is important to note, that unlike in Canada and the United States, psilocybin mushrooms are not an illegal drug under Jamaica’s Dangerous Drugs Act, 1948 (“Jamaica Drug Act”), therefore research on psilocybin mushrooms is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica.
More detailed information regarding the business of the Company, as well as its operations, assets and properties, can be found in the AIF and other documents incorporated by reference herein, as supplemented by the disclosure herein. See “Documents Incorporated by Reference” and “Recent Developments”.
RECENT DEVELOPMENTS
On May 4, 2021, the Company announced the opening of its sixth Clinic location in the city of Houston, Texas in the River Oaks District (the “Houston Clinic”) and that it has entered into leases and has commenced, or will soon commence, construction to build additional Clinics in San Diego, California, San Carlos, California, Seattle, Washington, Washington, DC and Fredericton, New Brunswick.
On May 6, 2021, the Company announced that it had received eligibility for the electronic clearing and settlement of its Common Shares through The Depositary Trust Company (DTC) in the United States. This electronic method of clearing securities speeds up the receipt of stock and cash and thus accelerates the settlement process for investors and brokers, enabling the stock to be traded over a wider selection of brokerage firms.
On May 20, 2021, the Company announced the appointment of former U.S. Senate Majority Leader Tom Daschle as a Special Adviser to the Company. Senator Daschle is one of the longest serving Senate Democratic leaders in history and one of only two to serve twice as both Majority and Minority Leader. Senator Daschle is also the Founder and CEO of the Daschle Group, a Public Policy Advisory of Baker Donelson and a legal and government affairs firm that advises clients on a broad array of economic, policy and political issues.
On June 7, 2021, the Common Shares and Listed Warrants were delisted from the CSE and commenced trading on the TSX under the trading symbol “FTRP” and “FTRP-WT”, respectively. The Common Shares continued to trade on the OTCQX market under the symbol “FTRPF”. In conjunction with its TSX listing, the Company announced that it had appointed Barry Fishman and Ellen Lubman to the Board. Mr. Fishman is an accomplished business leader and board director with proven success in strategy development, performance enhancement and public company governance, with an expansive global network and deep pharmaceutical knowledge. Ms. Lubman brings nearly 20 years of experience in corporate and business development, portfolio strategic planning, financial strategy and investor relations through leadership roles in small biotech and large pharma, starting her career as a Wall Street equity research analyst.
On June 22, 2021, the Company issued 125,000 milestone shares to Darwin, Inc. under a share purchase agreement in accordance with its previously disclosed obligations thereunder.
On June 30, 2021, the Company filed a utility patent application in the United States and with the Patent Cooperation Treaty (PCT) system on FT-104’s structure, formulation and use in treating a variety of central nervous system disorders (Application No. 17/364,047).
On July 29, 2021, the Common Shares commenced trading on the NASDAQ under the symbol “FTRP” and ceased to be quoted on the OTCQX.

In connection with the listing of the Common Shares on NASDAQ, the Company’s former auditor, MNP LLP resigned at the request of the Company and the Company appointed Ernst & Young LLP as its auditor. The Company’s decision to request the resignation of MNP LLP was not based on any disagreement between the Company and MNP LLP. The appointment of the new auditors was approved at the SGM.
At the SGM, shareholders also approved an amended and restated equity incentive plan of the Company to, among other things, allow for the issuance of performance share units and restricted share units in addition to options.
On August 31, 2021, the Company announced the launch of its “KAP Co-op” program which enables eligible independent psychedelic therapists to provide ketamine-assisted psychotherapy at its Clinics.
On September 9, 2021, the Company provided an update on the lead indications for FT-104 which will be treatment resistant depression and postpartum depression. The Company also announced that Anita H. Clayton, MD, Chair of Psychiatry and Neurobehavioral Sciences at the School of Medicine at the University of Virginia has joined its Scientific Advisory Board.
On October 19, 2021, the Company announced the opening of its Clinic locations in the cities of Fredericton, New Brunswick and Seattle, Washington.
On October 29, 2021, the Company filed a provisional patent application in the United States to protect the composition, as well as potential formulations and uses of the first molecule in the FT-200 Group.
REGULATORY OVERVIEW
Field Trip operates in a highly regulated industry and in multiple jurisdictions. Below is a summary of key elements of the regulatory environment in which Field Trip operates. Please refer to Field Trip’s AIF for further information. See “Documents Incorporated by Reference”.
Controlled Substances
The Canadian and United States federal governments regulate drugs through the Controlled Drugs and Substances Act (Canada) (the “CDSA”) and the Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), respectively, which place controlled substances in a schedule. Under the CDSA, ketamine is currently a Schedule I drug and psilocybin is currently a Schedule III drug. Under the CSA, ketamine is currently a Schedule III drug as well as being listed under the associated Narcotic Control Regulations, and psilocybin is currently a Schedule I drug.
On September 30, 2020, Canada’s House of Commons heard an official proposal to decriminalize psychedelics. The Canadian Government response to that proposal included statements from the Ministers of Justice, Health, and Public Safety and Emergency Preparedness, who reiterated that these substances remain illegal in Canada and, in the case of the Minister of Health, that any approval for medical purposes would need to pass Canada’s drug review process and receive authorization from Health Canada. Subsequent to this response, Health Canada announced its intention to remove the current prohibition on access to controlled substances through Health Canada’s Special Access Program (“SAP”). See Regulation of Prescription Medications.
Most U.S. states have enacted Controlled Substances Acts (“State CSAs”), which regulate the possession, use, sale, distribution, and manufacture of specified drugs or categories of drugs and establish penalties for State CSA violations, and form the basis for much of state and local drug laws enforcement activity. State CSAs have either adopted drug schedules identical or similar to the federal CSA schedules or, in some instances, have incorporated the federal scheduling mechanism. Among other requirements, some states have established a prescription drug monitoring or review program to collect information about prescription and dispensing of controlled substances for the purposes of monitoring, analysis and education. Field Trip complies with all State CSAs in jurisdictions where it operates.
In the United States, facilities holding or administering controlled substances must be registered with the U.S. Drug Enforcement Agency (“DEA”) to perform this activity. As such, medical professionals or the Clinics in which they operate, as applicable, are also required to have a DEA license to obtain and administer ketamine

(a “DEA License”). To the Company’s knowledge, the Clinics in the United States and the required medical professionals hold all required DEA Licenses. Furthermore, the Clinics have in place security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. Staff at Clinics in the United States, including the medical doctors and/or the nurse practitioner(s), advanced practice registered nurse(s) or other medical professionals who report to them, hold the required DEA Licenses and the Company has put in place policies designed to adhere to DEA requirements.
The Opium Act (Opiumwet) (the “Opium Act”) is the primary drug legislation in the Netherlands which places controlled substances on a list. The controlled substances on those lists and any preparations thereof are prohibited, including psilocybin. However, the Dutch Supreme Court (the highest court in the Netherlands) stated that the plants/fungi in which those substances occur naturally are not prohibited unless specifically listed. Psilocybin-containing truffles or sclerotia are not listed under the Opium Act and, therefore, do not qualify as a controlled substance restricted under the Opium Act. Furthermore, the Dutch Minister of Healthcare confirmed in Parliament that psilocybin-containing truffles are not illegal and can legally be sold, bought and used as a natural product in the Netherlands. Therefore, subject to certain requirements, the Opium Act does not prohibit the cultivation, production and sale of fresh, unprocessed truffles.
Unlike in Canada and the United States, psilocybin mushrooms are not an illegal drug under the Jamaica Drug Act. Therefore, the psilocybin research is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. In addition, the Minister of Health & Wellness of Jamaica has delivered a letter to the Company stating his support for the Company’s operations in Jamaica.
Field Trip does not handle controlled substances except in jurisdictions where such activity is legal and then only within (a) laboratory or clinical trial settings, (b) in the case of the Netherlands, within a clinical setting, and (c) in the case of ketamine, as prescribed by a licensed medical practitioner. Field Trip does not have any direct or indirect involvement with illegal selling, production or distribution of any substances in jurisdictions in which it operates.
State and Municipal Initiatives Related to Psychedelic Substances
On November 3, 2020, the State of Oregon, via Measure 109, became the first state to legalize psychedelic mushrooms for therapeutic use in supervised environments. Measure 109 is expected to allow people in the state who are age 21 or older to access psychedelic mushrooms for personal development after passing a screening conducted by a qualified therapist. People who use the drug are expected to be able to do so at a psilocybin service centre, with the supervision of a designated service facilitator. Oregon expects to have a two-year planning period in which lawmakers will determine how the drug will be regulated, including qualifications for therapists intending to prescribe psychedelic mushrooms and for psilocybin facilitators. The program is expected to be regulated by the Oregon Health Authority.
The following jurisdictions have effectively decriminalized, deprioritized or legalized the use of several psychedelic substances:
•
Denver, Colorado approved Initiative 301 which provides that personal use and possession of psilocybin mushrooms by people 21 years old and over is the city’s lowest law-enforcement priority and prohibits the city of Denver “from spending resources to impose criminal penalties” for the personal use of psychedelic mushrooms by people 21 and older. (May 2019)

•
Oakland, California approved a resolution which decriminalizes adult use of psychoactive plants and fungi, including mushrooms, cacti, iboga and ayahuasca. The resolution makes investigating and arresting people 21 and older for using, possessing or cultivating psychoactive plants and fungi among the lowest priorities for law enforcement. (June 2019)

•
Santa Cruz, California approved a resolution that makes investigating and arresting people 21 and older for using, possessing or cultivating psychoactive plants and fungi among the lowest priorities for law enforcement. (January 2020)

•
District of Columbia approved Initiative 81 which makes non-commercial possession, distribution, purchase and cultivation of psychedelic and hallucinogenic plants and fungi a lowest law enforcement priority for the Metropolitan Police Department. (November 2020)

•
State of Texas approved House Bill 1802, which mandates a study on the therapeutic effects of psilocybin, MDMA and ketamine on patients suffering from certain mental health issues. The Texas Medical Board is expected to report their findings in December 2022. (June 2021)

•
State of Connecticut approved House Bill 6296 to establish a task force to study the health benefits of psilocybin. (June 2021)

•
Arcata, California adopted a resolution that deprioritizes the use of city resources to enforce laws imposing criminal penalties for the consumption and possession of entheogenic plants and fungi, including psilocybin mushrooms, mescaline, and peyote. (October 2021)

•
Seattle, Washington adopted a resolution by establishing that the investigation, arrest, and prosecution of anyone engaging in entheogen-related activities should be among the city of Seattle’s lowest enforcement priorities. The resolution applies to non-commercial activity around a range of psychedelic substances, including psilocybin mushrooms, ayahuasca, ibogaine and non-peyote-derived mescaline (October 2021)

Decriminalization and/or legalization through state and municipal measure, whether ballot measures or new legislation, does not alter the fact that psychoactive substances remain illegal at the federal level in the United States under the CDSA. Similar to state legalization efforts in Oregon, the Company cannot assess when or if the United States federal government will permit such activities.
In addition, legislation in respect of psilocybin or psychedelics has been proposed in each of Florida, California, and Hawaii drawing on elements of the Oregon ballot measure. In Florida, The Florida Psilocybin Mental Health Care Act, if approved, will create state-sponsored clinics where patients suffering from mental-health disorders could be administered doses of psilocybin by a licensed medical professional. The patient would go through the experience, or “trip,” with the professional present and then be offered a post-treatment counseling session. In Hawaii, Senate Bill 738, if approved, will establish treatment centres designated by the Hawaii Department of Health for the monitored, therapeutic administration of psilocybin and psilocin to treat mental illness. In California, Senate Bill 519, if approved, would decriminalize the personal use of psychedelic drugs including psilocybin mushrooms, MDMA1, LSD2, ketamine, DMT3, mescaline and ibogaine for all Californians over the age of 21.
Field Trip expects that legislation of similar nature may be introduced in other jurisdictions in the coming years, as well as additional ballot measures similar to Measure 109. Field Trip cannot comment on the regulatory framework in any such jurisdiction as it has not been created. Field Trip will assess its options to conduct legal business in such jurisdictions when State or Provincial, as applicable, and Federal regulations are established and may seek any required licenses or approvals at that time. See “Risk Factors”.
Regulation of Prescription Medications
In Canada, oversight of healthcare is divided between the federal and provincial governments. The federal government is responsible for regulating, among other things, the approval, import, sale, and marketing of drugs such as ketamine. Please see “Regulatory Overview — Field Trip Discovery Operations — Pharmaceutical Development and Approval Requirements — Canada”.
While ketamine is a controlled substance in Canada and the United States, it is approved as an anesthetic under the Food and Drugs Act (Canada) and the U.S. Food, Drug, and Cosmetic Act. Once a drug is approved for use, physicians may prescribe that drug for uses that are not described in the product’s labelling or that differ from those tested by the manufacturer and approved by Health Canada or the Food and Drug Administration (the “FDA”), as applicable. This is known as “off-label” use and is a common practice among physicians. Additionally, as mentioned above, ketamine-based treatment is gaining acceptance for treating depression. Furthermore, a ketamine nasal spray for the treatment of major depression was approved by the FDA in March 2020 and Health Canada in July 2020.
Health Canada and the FDA have not approved psilocybin as a drug for any indication. However, there are legal routes through which psilocybin may be accessed for medical purposes.
In Canada, Section 56(1) of the CDSA permits the Health Minister to exempt any person or class of persons or any controlled substance or precursor or class thereof from the application of all or any provisions of the CDSA if, in his or her opinion, the exemption is necessary for a medical or scientific purpose or is otherwise in the public interest. In August 2020, Health Minister Patty Hajdu approved such an exemption to allow four Canadians with incurable cancer and experiencing end of life distress or other intractable mental health conditions to receive psilocybin therapy to treat their end-of-life anxiety. Having the exemption in question permits such individuals to legally obtain and use psilocybin.
Furthermore, on December 12, 2020, Health Canada announced its intention to remove the current prohibition on access to controlled substances through Health Canada’s SAP. Under the SAP, medical practitioners treating patients with serious or life-threatening conditions can request access to drugs that have not yet been approved for sale in Canada when conventional therapies have failed, are unsuitable, or unavailable. Such amendments would create another means of legally accessing psilocybin through the SAP.1
In the United States, the FDA has granted psilocybin therapy a breakthrough therapy designation to facilitate drug trials testing its efficacy for treatment resistant depression and major depressive disorder. Similar trials are ongoing in Canada. If approved, these medications would provide a legal route to prescribe psilocybin in the United States.
Although psilocybin-containing truffles or sclerotia are not prohibited by the Opium Act, they are not approved under the Medicines Act. In light of the above and based on advice of counsel in the Netherlands, the Opium Act does not prohibit the presence and/or use of fresh, unprocessed truffles with psilocybin. The truffles with psilocybin may not be subject in any way or form to any further processing (that results in the truffles becoming a preparation prohibited under the Opium Act).
Field Trip Discovery Operations
Research and Development Operations
In Canada and the United States, the regulation of drug development, including novel molecules such as FT-104 and natural substances such as psilocybin-containing mushrooms and truffles, are regulated by the Federal governments.
As the Company’s business spans different operational models, the Company relies on a variety of researchers, medical professionals, suppliers, manufacturers and other service providers for the conduct of its operations. The Company’s research and development activities rely on the following relationships with third parties, including (1) engagement by the Company of a contract research organization (“CRO”) regarding FT-104 (the “CRO Engagement”), and (2) the service agreement with the Company’s contract manufacturing organization (“CMO”) in respect of FT-104 (the “CMO Agreement” and together with the CRO Engagement, the “FT-104 Agreements”).
With respect to the FT-104 Agreements, Health Canada and the FDA have indicated that FT-104 is not a controlled substance and therefore does not require licenses, permits or specific approvals. Notwithstanding, the CMO is Health Canada approved, FDA registered and compliant with cGMP (a standard applied in the pharmaceutical industry) in the synthesis, process optimization and production of drug substances and has been successfully audited by Health Canada and the FDA.
The CRO is Good Laboratory Practices (“GLP”) compliant and holds all licenses required for its activities as they relate to the Company. Both the CMO and CRO have controlled substance licenses for other known controlled substances and are qualified for handling FT-104. For certainty, FT-104 is not currently a controlled substance in either the US or Canada (confirmed by the Company with both agencies), however since it can produce a psychoactive state, the Company expects that it will become a scheduled substance should it be approved for use by a regulatory agency and therefore, the use of a CMO and CRO in compliance with applicable laws and regulations relating to controlled substances is critical. In addition, the Company has entered into appropriately negotiated services agreements or statements of work with the CMO and CRO that contemplate appropriate intellectual property and confidentiality provisions. In order to develop regulated medicines, including FT-104, the Company’s process must be conducted in strict compliance with the regulations of Health Canada, the FDA and other applicable federal, state, local and regulatory agencies. Details regarding the process required in Canada and the United States before prescription drug product

1   See gazette.gc.ca/rp-pr/p1/2020/2020-12-12/html/notice-avis-eng.html candidates may be marketed in such jurisdictions is included in the AIF under the headings “Description of the Business — Research and Development — Canada” and “Description of the Business — Research and Development — United States”, respectively, which are incorporated herein by reference.
FT-104 is currently in the preclinical stage of development, in which the primary activities are: (1) optimization and standardization of Chemistry-Manufacturing and Controls (“CMC”), including additional chemical characterization, synthesis, process optimization, stability, and development of analytical methodology to ensure drug substance quality and (2) non-clinical (same as preclinical) activities (“NCA”) that measure performance (pharmacokinetics) and safety (toxicology; pharmacology) using a variety of in-vitro and in-vivo assays. These studies will help to define parameters that would allow the safe testing of the substance in human trials. CMC activities are carried out by the CMO. NCA activities are carried out by the CRO.
The CMO is reliant on third-party suppliers for starting materials to produce FT-104; the CRO is reliant on suppliers to carry out in-vitro and in-vivo assays, such as analytical kits, biological reagents and animal models. The Company, along with the CMO and CRO, only source starting materials from reputable and approved suppliers who hold the proper authorizations and approvals. Weekly or bi-weekly meetings occur to monitor the activities and advancements of CMO and CRO. A third-party regulatory group has been engaged to assist with the development of the regulatory and quality assurance strategies and prepare the regulatory documentation that will be required at each stage of the development.
Field Trip is also reliant on CMOs for various chemistry and analytical activities including the preparation of initial quantities of test compounds in the FT-200 Group family of compounds. The Company will rely on third parties to help assess the relevant properties of these compounds in a variety of in-vitro and in-vivo assays. We will consider the study results from these assays in determining the potential lead compounds for development from the FT-200 Group family. The Company will follow a similar path as with FT-104 to develop the requisite CMC and preclinical results with GLP and GMP compliant partners before initiating clinical studies. No material engagements have been made at this date with respect to the FT-200 Group project, as it is still in the laboratory/discovery phase of research.
Pharmaceutical Development and Approval Requirements — Canada
Before a prescription drug product candidate may be marketed in Canada, the process required generally involves:
•
Chemical and Biological Research — Laboratory tests are carried out on cell and/or tissue cultures and animal models to determine the properties of the drug. If the results are promising, the manufacturer will proceed to the next step of development.

•
Preclinical Development — Laboratory animals are given the drug in varying amounts over differing periods of time. If it can be shown that the drug causes no serious or unexpected harm at the doses required to have an effect, the manufacturer will proceed to clinical trials.

•
Clinical Trials — Phase 1 — The first administration in humans is to test if people can safely tolerate the drug. If this testing is to take place in Canada, the manufacturer must prepare a clinical trial application for the Therapeutic Products Directorate of Health Canada (the “TPD”). This includes the results of the first two steps and a proposal for testing in humans. If the information is sufficient, the Health Products and Food Branch of Health Canada (the “HPFB”) grants permission to start testing the drug, generally first on healthy volunteers.

•
Clinical Trials — Phase 2 — Phase 2 trials are conducted in patients with the target condition, who are usually otherwise healthy, with no other medical condition. Trials carried out in Canada must be approved by the TPD. In Phase 2, the objectives of the trials are to continue to gather information on the safety of the drug and begin to determine its potential effectiveness.

•
Clinical Trials — Phase 3 — If the results from Phase 2 show promising proof of concept for the drug candidate, the manufacturer provides an updated clinical trial application to the TPD for Phase 3 trials. The objectives of Phase 3 include determining whether the drug can be shown to be safe and effective, and have an acceptable side effect profile, in people who better represent the general population.

Further information will also be obtained on how the drug should be used, the optimal dosage regimen and the possible significant side effects.
•
New Drug Submission  — If the results from Phase 3 continue to be favourable, the drug manufacturer can submit a new drug submission (“NDS”) to the TPD. A drug manufacturer can submit an NDS regardless of whether the clinical trials were carried out in Canada. The TPD reviews all the information gathered during the development of the drug and assesses the risks and benefits of the drug. If it is judged that, for a specific patient population and specific conditions of use, the benefits of the drug outweigh the known risks, the HPFB will approve the drug by issuing a notice of compliance.

•
Scheduling — Most classical psychedelics and synthetic 5HT2A agonists, such as FT-104 and molecules in the FT-200 Group, are psychoactive substances with the potential for abuse. If either of FT-104 or the FT-200 Group molecule are approved as drugs, we will need to hold discussions with Health Canada to determine a risk management plan to protect against potential diversion and misuse by patients, as well as to schedule its removal from Category III (no known medical utility) to another category based on data acquired during development and based on the drug’s adverse properties, if any, related to potential abuse and addiction.

Pharmaceutical Development and Approval Requirements — United States
Before a prescription drug product candidate may be marketed in the United States, the process required generally involves:
•
Completion of extensive nonclinical laboratory tests, animal studies and formulation studies, all performed in accordance with the FDA’s Good Laboratory and Manufacturing Practice regulations.

•
Submission to the FDA of an investigational new drug application, which must become effective before human clinical trials may begin.

•
For some products, performance of adequate and well-controlled human clinical trials in accordance with the FDA’s regulations, including good clinical practices, to establish the safety and efficacy of the product candidate for each proposed indication.

•
Submission to the FDA of a new drug application (“NDA”).

•
Scheduling in collaboration with the DEA based on the drugs adverse properties, if any, related to potential abuse and addiction.

•
FDA review and approval of the NDA prior to any commercial marketing, sale or shipment of the drug.

The operations of the Company, as currently conducted, do not require and are not dependent on, any licenses to conduct such operations.
Field Trip Health Clinic Operations
Each province and territory of Canada and each state in the United States mandates the requirements for the Clinics and the conduct of the medical professionals who work in the Clinics. Please refer to the table below for details concerning these regulations.
Although it is the Company’s intention to administer psilocybin-containing truffles as a food product in the Netherlands, the Company also intends to employ medical professionals in its Amsterdam Centre and is operating as an “alternative care provider” under Dutch laws. The table below also includes a summary of the laws applicable to the Company’s business that it operates and proposes to operate in Amsterdam.

Regulations relating to Field Trip Health Clinic Operations
Province / State	Medical Professional	Governing Law	Regulatory Bodies
Ontario	Medical Doctors	Regulated Health Professions Act, 1991 (Ontario) (“RPHA”), Medicine Act, 1991 (Ontario)	College of Physicians and Surgeons of Ontario (“CPSO”)
	Psychologists	RPHA, Psychology Act, 1991 (Ontario)	College of Psychologists of Ontario (“CPO”)
	Nurses; Nurse Practitioners	RPHA, Nursing Act, 1991 (Ontario)	College of Nurses of Ontario (“CNO”)
	Psychotherapists	RPHA, Psychotherapy Act, 2007 (Ontario)	College of Registered Psychotherapists of Ontario, CPSO, CPO, CNO, College of Occupational Therapists of Ontario, or Ontario College of Social Workers and Social Service Workers
	Respiratory therapist	Respiratory Therapy Act, 1991 (Ontario)	College of Respiratory Therapists of Ontario
New Brunswick	Medical Doctors	Medical Act	College of Physicians and Surgeons of New Brunswick
	Psychologists	Psychologists Act	College of Psychologists of New Brunswick
	Counselling Therapists	Licensed Counselling Therapy Act	College of Counselling Therapists of New Brunswick
	Nurses; Nurse Practitioners	Nurses Act	Nurses Association of New Brunswick
	Licensed Practical Nurses	Licensed Practical Nurses Act	Association of New Brunswick Licensed Practical Nurses
New York	Medical Doctors	State of New York are New York Education Law §§ 6500 – 6516 and 6520 – 6532 and 8 New York Codes, Rules and Regulations (“NYCRR”)	New York State Education Department, Office of the Professions, State Board for Medicine (“NY Medical Board”)
	Psychologists	New York Education Law (“NYEL”) §§ 7600 and 8 NY CRR §§ 72.1	New York State Education Department, Office of the Professions (“NYOP”), State Board for Psychology
	Psychotherapists	NYEL §§ 8400, 8 NY CRR § 52.35 and 8 NY CRR §§ 79.12.	NYOP, State Board for Mental Health Practitioners
	Nurses; Nurse Practitioners	NYEL §§ 6900 and additional regulations that apply only to nurses at NYCRR §§ 64.1.	NYOP, State Board for Nursing

Regulations relating to Field Trip Health Clinic Operations
Province / State	Medical Professional	Governing Law	Regulatory Bodies
California	Medical Doctors	Business and Professions Code, §2190.5 (“CA BPC”)	Medical Board of California (“CA Medical Board”)
	Naturopathic Doctors	CA BPC	Naturopathic Medicine Committee
	Psychologists	CA BPC	California Board of Psychology
	Clinical Social Workers and Licensed Professional Clinical Counselors	CA BPC	California Board of Behavioral Sciences
	Nurses; Nurse Practitioners	CA BPC	Board of Registered Nursing
Illinois	Medical Doctors	Medical Practice Act (225 ILCS 60/2)	Illinois Department of Financial and Professional Regulation (“IDFPR”)
	Psychologists	Clinical Psychologist Licensing Act (225 ILCS 15/)	IDFPR
	Professional Counselors and Clinical Professional Counselors	Professional Counselor and Clinical Professional Counselor Licensing and Practice Act (225 ILCS 107/1)	IDFPR
	Nurses; Nurse Practitioners	Nurse Practice Act (225 ILCS 65/)	IDFPR
Georgia	Medical Doctors	Medical Practice Act, Official Code of Georgia (“OCGA”) §§43 – 34 and 34A	Georgia Composite Medical Board
	Psychologists	OCGA Title 43, Chapter 39	Georgia State Board of Examiners of Psychologists
	Professional Counselors	OCGA Title 43, Chapters 7A and 10A	Georgia Composite Board of Professional Counselors, Social Workers and Marriage and Family Therapists
	Nurses; Nurse Practitioners	Nurse Practice Act, OCGA § 43 – 26	Georgia State Board of Nursing
Texas	Professional Counselor	Texas Occupations Code Chapter 503	TBHEC
	Medical Doctors	Texas Occupations Code Chapter 155 and 22 TAC Chapter 163	Texas Medical Board
	Psychologists	Texas Occupations Code Chapter 501	Texas Behavioral Health Executive Council (“TBHEC”)
	Nurses; Nurse Practitioners	Texas Occupations Code Chapter 301	Texas Board of Nursing

Regulations relating to Field Trip Health Clinic Operations
Province / State	Medical Professional	Governing Law	Regulatory Bodies
Netherlands	Medical Doctors
Individual Healthcare Act (Wet op de Beroepen in de Individuele Gezondheidszor, “BIG”), and if other care is provided, the Healthcare Quality, Complaints and Disputes Act (Wet kwaliteit, klachten en geschillen zorg, “WKKGZ”)

Ministry of Health, Welfare and Sport (Ministerie van Volksgezondheid, Welzijn en Sport, “VWS”), the Inspectorate for Heath and Youth Care (Inspectie gezondheidszorg en jeugd, “IGJ”) and the Royal Dutch Medical Association (Koninklijke Nederlandsche Maatschappij tot bevordering der Geneeskunst)

	Health Psychologists	BIG, and if other care is provided, WKKGZ	VWS, IGJ and the Federation of Healthcare psychologists (Federatie van Gezondheidzorgpsychologen en Psychotherapeuten, “FGZPT”)
	Psychotherapists	BIG, and if other care is provided, WKKGZ	VWS, IGJ and FGZPT
	Certified Nurse Specialist	BIG, and if other care is provided, WKKGZ	VWS, Registration Commission for Nurse Specialists (Registratiecommissie Specialismen Verpleegkunde)
British Columbia	Medical Doctors	Health Professions Act (British Columbia) (“HPA”), Medical Practitioners Regulation	College of Physicians and Surgeons of British Columbia
	Psychologists	HPA, Psychologists Regulation	College of Psychologists of British Columbia
	Psychotherapists	Unregulated in BC	Unregulated in BC
	Nurses	HPA, Nurses (Registered) and Nurse Practitioners Regulation	British Columbia College of Nurses and Midwives
District of Columbia	Medical Doctors	District of Columbia Official Code Title 3 Chapter 12 subchapters 1 – 5; Code of D.C. Municipal Regulations Title 17 Chapter 46	The DC Board of Medicine
	Psychologists	District of Columbia Official Code Title 3 Chapter 12 subchapters 1 – 5; Code of D.C. Municipal Regulations Title 17 Chapter 69	The DC Board of Psychology
	Professional Counselors	District of Columbia Official Code Title 3 Chapter 12 subchapter 7A; Code of D.C. Municipal Regulations Title 17 Chapter 66	The DC Board of Professional Counseling
	Nurses; Nurse Practitioners	The Nurse Practice Act District of Columbia Official Code Title 3 Chapter 12; Code of D.C. Municipal Regulations Title 17 Chapters 54 – 60	The DC Board of Nursing

Regulations relating to Field Trip Health Clinic Operations
Province / State	Medical Professional	Governing Law	Regulatory Bodies
Connecticut	Medical Doctors	Conn. Gen. Stat. §20-8 through 20-14r; Conn. Agencies Regs. § 20-10-1 through 20-10-6	Connecticut Medical Examining Board
	Psychologists	Conn. Gen. Stat. §20-186; Conn. Agencies Regs. § 20-188-1 through 20-188-3	Board of Examiners for Psychologists
	Licensed Professional Counselors	Conn. Gen. Stat. §20-195aa through 20-195ff; Conn. Agencies Regs. § 20-195cc-1 through 20-195cc-7	Commissioner of Public Health
	Nurses; Nurse Practitioners	Conn. Gen. Stat. §20-87 through 20-102a; Conn. Agencies Regs. § 20-90-45 through 20-90-59	Connecticut State Board of Examiners for Nursing
Massachusetts	Medical Doctors	Massachusetts General Laws Chapter 112 Sections 1 — 12GG; Title 243 of the Code of Massachusetts Regulations	Massachusetts Board of Registration in Medicine
	Psychologists	Massachusetts General Laws Chapter 112 Sections 118 — 129B; Title 244 of the Code of Massachusetts Regulations	Massachusetts Board of Registration of Psychologists
	Licensed Mental Health Counselors	Massachusetts General Laws Chapter 112 Sections 163 — 172A; Title 262 Chapter 2.00 of the Code of Massachusetts Regulations (Licensed Mental Health Counselors)	The Board of Registration of Allied Mental Health and Human Services Professions
Florida	Medical Doctors	Fla. Stat. Ann. §§ 458.301, et seq.; Fla. Admin. Code Ann. r. §§ 64B8-1.001, et seq.	Board of Medicine
	Psychologists	Fla. Stat. Ann. §§ 490.001, et seq.; Fla. Admin. Code Ann. r. §§ 64B190-10.006, et seq.	Board of Psychology
	Mental Health Counselors	Fla. Stat. Ann. §§ 491.002, et seq.; Fla. Admin. Code Ann. r. §§ 64B4-1.007, et seq.	Board of Clinical Social Work, Marriage and Family Therapy, and Mental Health Counseling
	Nurses	Fla. Stat. Ann. §§ 464.001 et seq. (Nurse Practice Act); Fla. Admin. Code Ann. r. §§ 64B9-1.001 et seq.	Board of Nursing

Regulations relating to Field Trip Health Clinic Operations
Province / State	Medical Professional	Governing Law	Regulatory Bodies
Arizona	Medical Doctors	Arizona Revised Statutes Title 32 Chapter 13; Arizona Administrative Code Rule 4 Chapter 16	Arizona Medical Board
	Psychologists	Arizona Revised Statutes Title 32 Chapter 19.1; Arizona Administrative Code Rule 4 Chapter 26	Arizona Board of Psychologist Examiners
	Professional Counselors	Arizona Revised Statutes Title 32 Chapter 33; Arizona Administrative Code Rule 4 Chapter 5 (Professional Counselors)	Arizona Board of Behavioral Health Examiners
	Nurses	Nurse Practice Act, Arizona Revised Statutes Title 32 Chapter 15; Arizona Administrative Code Rule 4 Chapter 19.	The Arizona State Board of Nursing
Washington	Medical Doctors	Wash. Rev. Code Ann. §§ 18.71.002, et seq.; 18.71B.010, et seq.; Wash. Admin. Code §§ 246-919-421, et seq.	Medical Quality Assurance Commission
	Naturopathic Doctors	Wash. Rev. Code Ann. §§18.36A, et seq.; Wash. Admin. Code §§246-836-210, et seq	Board of Naturopathy
	Psychologists	Wash. Rev. Code Ann. §§ 18.83.005, et seq.; Wash. Admin. Code §§ 246-924-000, et seq.	Washington Department of Health, Examining Board of Psychology (EBOP)
	Mental Health Counselors, Marriage and Family Therapist	Wash. Rev. Code Ann. §§ 18.225.005, et seq; Wash. Admin. Code §§ 246-809-000, et seq.	Washington Department of Health; Mental Health Counselors, Marriage and Family Therapist and Social Worker Advisory Committee
	Nurses; Nurse Practitioners	Wash. Rev. Code Ann. §§ 18.79.010, et seq.; Wash. Admin. Code §§ 246-840-000, et seq.	Washington Department of Health, Nursing Care Quality Assurance Commission
While the treatments that occur at the Clinics are novel in some respects, the prescription of ketamine and the dispensing of ketamine are not novel and are subject to the same restrictions as would apply to any medical professional who prescribes other controlled substances to his or her patients. There are no special licenses, permits, authorizations or approvals required that are different from any other ordinary course approvals required by applicable governmental authorities for any medical clinic. As such, licensed medical practitioners may prescribe ketamine legally in Canada or the United States where they believe it will be an effective treatment in their professional judgment. It is Field Trip’s policy never to dictate or influence the professional judgement of our physicians, nurses or other clinical staff in determining the best course of treatment for their patients.
Administration of ketamine as part of the KAP program is performed only following prescription by a licensed physician or by a licensed nurse practitioner or other medical professional and under the supervision of a licensed physician. The Clinics may utilize, in addition to physicians, mid-level practitioners such as physician assistants and nurse practitioners and mental health practitioners such as psychologists and psychotherapists. The exact make-up of staff for each Clinic varies by location and additional professionals and/or administrative staff may also be employed.
In addition to KAP, Field Trip offers several additional programs in North America. The And Beyond Therapy program makes ongoing integration and traditional therapy available to patients who have completed one or more KAP sessions. And Beyond Therapy is made available through contract therapists in Canada and the United States. The KAP Co-Op program makes KAP available to patients of trained therapists in a package whereby (a) Field Trip facilities and medical professionals provide the ketamine sessions, and (b) third-party therapists provide related integration therapy as part of their ongoing relationship with the patient.
In Canada, the provincial/territorial level of government has authority over the delivery of health care services, including regulating health facilities, administering health insurance plans such as OHIP, distributing prescription drugs within the province, and regulating health professionals such as doctors, psychologists, psychotherapists and nurse practitioners. Regulation is generally overseen by various colleges formed for that purpose, such as the College of Physicians and Surgeons of Ontario.
In the United States, the laws applicable to the Clinics and the conduct of medical professionals therein are at the State level and vary by jurisdiction. Additionally, in the United States, the Clinics or doctors, as applicable, are also required to have a DEA License to prescribe ketamine. In each State, the Company plans to offer KAP, psychotherapy and ancillary mental health services.
As of the date hereof, to the best of Field Trip’s knowledge, each of the medical professionals working at the Clinics are in good standing with the applicable regulatory body that governs such medical professionals.
Under the Company’s business model, there are no state-specific licenses required to (a) operate a mental health clinic prescribing and/or administering ketamine, (b) store and/or administer ketamine, other than those which mirror the CDSA requirements, and (c) operate or provide management services to the Clinics, other than standard filings with the applicable Secretary of State for out-of-state companies, which Field Trip Health USA Inc. (“Field Trip USA”) has obtained in connection with the setup of these locations.
Some states have legislation or policies relating to the “Corporate Practice of Medicine” doctrine (“CPOM”) that govern business relationships between licensed medical professionals and unlicensed individuals or companies. The following states have CPOM legislation: New York, California, Illinois, and Texas. The States of Georgia, Washington, Connecticut and Arizona do not have specific CPOM legislation, but case law or statements by the Attorney General may have established or invoked CPOM doctrine in those states. In order to comply with CPOM, Clinics in these states are owned solely by state-licensed physicians and are organized as physician practices. In such states, Field Trip USA will provide management services to the physician practices that own such Clinics. The relationship between Field Trip USA and the physician practices that it manages are subject to various standards of CPOM, anti-kickback and fee-splitting rules. The District of Columbia does not have a CPOM statutes nor is there clear judicial consideration of CPOM within this jurisdiction. However, Field Trip proposes to organize the Clinics in those jurisdictions as physician-owned Professional Corporations (a “PC”).
In the Netherlands, Field Trip’s wellness centre expects to make psilocybin-containing truffles available to clients in connection with wellness programs. As noted above, psilocybin-containing truffles are neither prohibited under the Opium Act nor are they approved as a medicine. As such, Field Trip is making the psilocybin-containing truffles available to clients as a whole, natural food product. As Field Trip employs medical professionals in its business, we have elected to register as an alternative care provider with WKKGZ. In addition to registration, we have implemented all other procedures required under the WKKGZ for alternative care providers, including treatment, incident reporting and complaint procedure protocols, reporting policies and an employee expertise policy. In the event that the Dutch authorities take the position that therapy with truffles qualifies as “regular care”, or that truffles containing psilocybin qualify as a medicinal product, Field Trip would then need to take steps to comply with local laws applicable to a regular care provider. Should this event occur, Field Trip will evaluate its options in the Netherlands to ensure full compliance with all applicable legislation and regulations.
Individuals and entities that conduct business in the U.S. health care industry must comply with applicable state and federal anti-kickback laws that limit activities that may be viewed as incentivization or inducement methods. To the best of the Company’s knowledge, no medical professionals at the Clinics receive commissions, incentives or other fees, directly or indirectly.
The Company’s business is also governed by laws in Canada, the United States and the Netherlands pertaining to the handling, use and protection of personal health information, including the Personal Health Information Protection Act (Ontario), The Health Insurance Portability and Accountability Act of 1996, the Netherlands’ Personal Data Protection Act (Wet Bescherming persoonsgegevens) and similar provincial or state laws. These laws and related regulations grant a number of rights to individuals as to their personal health information and restrict the use and disclosure of such information. The Company has in place privacy practices designed to comply with these requirements and ensures that service providers having access to personal health information have entered into agreements that include appropriate protective clauses, including business associate agreements where applicable.
Field Trip Digital Operations
FT Digital has designed a mobile software application available for both iOS and Android devices (the “Trip App”). The Trip App is designed to provide support to users with a framework and tools for self-directed consciousness expanding activities. The Trip App features mood tracking, personalized music, trip record keeping, guided journaling, voice recording, and mindfulness content. To its knowledge, Field Trip has all licenses required to offer the Trip App.
FT Digital has designed “Portal” a next generation digital health platform for clients participating in psychedelic therapies at Field Trip Health centres. Portal connects our patients and therapists with individualized patient journeys and content, along with tools such as mood monitoring, journaling, and activity tracking. To its knowledge, Field Trip has all licenses required for Portal.
Field Trip Training Operations
Field Trip Training offers courses to medical practitioners interested in learning about KAP. As the Field Trip Training division does not issue degrees or professional certifications, its business does not require any specific licensing where it operates. Experiential training is offered through the physician-owned PCs, which are duly licensed to provide medical services.
Field Trip Natural Products Operations
As psilocybin is not included in the Jamaica Drug Act, it is not a controlled or restricted substance in Jamaica and therefore no other specific controls, permits, licenses or authorizations are required to conduct research on psilocybin. The psilocybin research conducted at the Jamaica Facility is governed by the Jamaica Ministry of Health (“JMH”), Ethics and Medico-Legal Affairs Panel and by the JMH Standards and Regulation Division, as would any other research conducted in a clinical setting. In addition to Good Laboratory Practices (“GLP”) and cGMP, research involving human subjects is governed by the JMH Guidelines for the Conduct of Research on Human Subjects. Furthermore, medicines, including natural products, require registration with the JMH prior to importation, distribution and sale in Jamaica, as outlined in the Food and Drugs Act, 1964.
The psilocybin research is not in contravention of local laws in Jamaica and the Company has received a legal opinion from local counsel confirming the same with respect to the psilocybin research. Through consultation with local resources and personnel with relevant knowledge and experience, as necessary, in Jamaica, the Company is satisfied that all necessary licenses, permits and regulatory approvals have been obtained in order to carry on the business as currently conducted and that such licenses, permits and regulatory approvals that have been obtained are in good standing.
The Company’s psilocybin research activities rely on its relationship with UWI under the Research Agreement in respect of the Psilocybin Research. UWI is a globally recognized academic institution. The Research Agreement was negotiated at arm’s length, with legal counsel acting on behalf of the Company both in Canada and Jamaica, and includes appropriate intellectual property and confidentiality provisions. Psilocybin research is legal in Jamaica.

COMPLIANCE PROGRAM
The Company oversees and monitors compliance with applicable laws in each jurisdiction in which it operates. In addition to the Company’s senior executives and the employees responsible for overseeing compliance, the Company has local regulatory/compliance counsel engaged in every jurisdiction (provincial, state and local) in which it operates. The principal medical professional at each Clinic serves as the liaison to provincial, state and/or local governmental authorities. The Company has developed protocols for use in all of its Clinics with the goal of ensuring that each of the Clinics’ operations and employees strictly comply with applicable laws and regulations and that operations do not endanger the health, safety or welfare of the community. Additionally, the Company has established a team of advisors with cross-functional expertise in business, neuroscience, pharmaceuticals, mental health and psychedelics to advise management.
In conjunction with the Company’s human resources and operations departments, the Company oversees and implements training on the Company’s protocols. The Company will continue to work closely with external counsel and other compliance experts, and is evaluating the engagement of one or more independent third-party providers to further develop, enhance and improve its compliance and risk management and mitigation processes and procedures in furtherance of continued compliance with the laws of the jurisdictions in which the Company operates. The programs currently in place include continued monitoring by executives of the Company to ensure that all operations conform to and comply with required laws, regulations and operating procedures. The Company further requires that each Clinic and all third parties in which it is engaged with report and disclose all instances of non-compliance, regulatory, administrative, or legal proceedings that may be initiated against them. The Company is currently in compliance with the laws and regulations in all jurisdictions and the related licencing framework applicable to its business activities. Additionally, the Company has established a PC Advisory Committee with a mandate to provide strategic advice with respect to the structure of Clinics as PCs and the protocols for operations of the PCs.
The Company has developed and continues to refine a compliance program designed to ensure operational and regulatory requirements continue to be satisfied. Field Trip has also put in place an anti-money laundering policy designed to ensure proactive, ongoing steps are taken to create and maintain operations that are conducted in compliance with all applicable anti-money laundering laws, including in Canada, the United States and other jurisdictions. Through its human resources and operations departments, the Company oversees and implements training for all employees with respect to the Company’s protocols.
The Company has received legal opinions or advice in each jurisdiction where it currently operates or proposes to operate (other than jurisdictions where the applicable legislation has not yet been created or has not yet been passed into law), confirming the permissibility of the Company’s operations in such jurisdictions.
CONSOLIDATED CAPITALIZATION
Since the date of the Interim Financial Statements, there has been no material change to the share and loan capital of the Company.
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes (including funding ongoing operations and/or working capital requirements), to repay indebtedness outstanding from time to time, discretionary capital programs and potential future acquisitions. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this Prospectus. We will not receive any proceeds from any sales of Securities by any Selling Securityholders pursuant to a secondary offering. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer or agent in respect of any sales by us or a Selling Securityholder will be described in any applicable Prospectus Supplement. Notwithstanding, the Company’s management has broad discretion in the application of proceeds of an offering of Securities. On the basis of results obtained or for other sound business reasons, the Company may re-allocate funds as required. Accordingly, the Company’s actual use of proceeds may vary significantly from any proposed use of proceeds disclosed in any applicable Prospectus Supplement. See “Risk Factors — Discretion over the Use of Proceeds”.
The Company has negative cash flow from operating activities for the year ended March 31, 2021. To the extent that the Company has negative cash flow in any future period, certain of the net proceeds from an offering of Securities may be used to fund such negative cash flow from operating activities. Each applicable Prospectus Supplement will contain specific information concerning whether, and if so, to what extent, the Company will use the proceeds of the distribution to fund any anticipated negative cash flow from operating activities in future periods. See “Risk Factors — Negative Operating Cash Flow and Going Concern”.
DESCRIPTION OF THE SECURITIES
The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.
The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares. As at the date of this Prospectus, 57,946,203 Common Shares are issued and outstanding and no Preferred Shares are issued and outstanding.
Common Shares
The holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Company. Each Common Share confers the right to one vote at all meetings of the shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Subject to the prior rights and privileges attached to any other class of shares of the Company, the holders of the Common Shares are entitled to receive any dividend declared by the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the prior rights and privileges attached to any other class of shares of the Company, the holders of the Common Shares are entitled to receive the remaining property and assets of the Company. The Common Shares carry no pre-emptive rights, conversion or exchange rights, or redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring a holder of Common Shares to contribute additional capital, and no restrictions on the issuance of additional securities by the Company. There are no restrictions on the repurchase or redemption of Common Shares by the Company except to the extent that any such repurchase or redemption would render the Company insolvent. The Preferred Shares may, if issued, be made convertible into Common Shares at such rate and upon such basis as the Board, in its discretion, may determine.
Preferred Shares
The Preferred Shares may be issued at any time or from time to time in one or more series. Subject to the provisions of the CBCA, the Board may by resolution alter the articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series.
The issuance of Preferred Shares and the terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of Common Shares or adversely affect the rights and powers, including the voting rights, of the holders of the Common Shares without any further vote or action by the holders of the Common Shares, if permitted by the CBCA. The issuance of Preferred Shares, or the issuance of rights to purchase Preferred Shares, could make it more difficult for a third-party to acquire a majority of the Company’s outstanding Common Shares and thereby have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of Preferred Shares may have the effect of decreasing the market price of the Common Shares.

DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Debt Securities may differ from the general terms and provisions described below in some or all respects.
The Debt Securities will be issued in series under one or more trust indentures to be entered into between the Company and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee. Each such trust indenture, as supplemented or amended from time to time, will set out the terms of the applicable series of Debt Securities. The statements in this Prospectus relating to any trust indenture and the Debt Securities to be issued under it are summaries of anticipated provisions of an applicable trust indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such trust indenture, as applicable.
Each trust indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. Any Prospectus Supplement for Debt Securities will contain the terms and other information with respect to the Debt Securities being offered, including (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities, (ii) the currency for which the Debt Securities may be purchased and the currency in which the principal and any interest is payable (in either case, if other than Canadian dollars), (iii) the percentage of the principal amount at which such Debt Securities will be issued, (iv) the date or dates on which such Debt Securities will mature, (v) the rate or rates at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any), (vi) the dates on which any such interest will be payable and the record dates for such payments, (vii) any redemption term or terms under which such Debt Securities may be defeased, (viii) any exchange or conversion terms, and (ix) any other specific terms.
A copy of the form of the indenture to be entered into will be filed with the SEC as an exhibit to the registration statement. The description of certain provisions of the indenture in this section is not intended to be complete and is qualified in its entirety by reference to the provisions of the indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the indenture.
Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The Debt Securities will be direct obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the relevant Prospectus Supplement.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Subscription Receipts may differ from the general terms and provisions described below in some or all respects.
The Company may issue Subscription Receipts that may be exchanged by the holders thereof for Common Shares and/or other Securities of the Company upon the satisfaction of certain conditions. The Company may offer Subscription Receipts separately or together with Common Shares, Preferred Shares, Debt Securities, Warrants or Units, as the case may be. The Company will issue Subscription Receipts under one or more subscription receipt agreements. Under each subscription receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of the Common Shares and/or other Securities of the Company, as the case may be, to such purchaser upon exchange of Subscription Receipts, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares and/or other Securities of the Company, as the case may be, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.

Any Prospectus Supplement will contain the terms and conditions and other information relating to the Subscription Receipts being offered including:
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the number of Subscription Receipts;

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the price at which the Subscription Receipts will be offered and whether the price is payable in installments;

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any conditions to the exchange of Subscription Receipts into Common Shares, and/or other Securities of the Company, as the case may be, and the consequences of such conditions not being satisfied;

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the procedures for the exchange of the Subscription Receipts into Common Shares and/or other Securities of the Company, as the case may be;

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the number of Common Shares and/or other Securities of the Company, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

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the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

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the dates or periods during which the Subscription Receipts may be exchanged into Common Shares and/or other Securities of the Company;

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whether such Subscription Receipts will be listed on any securities exchange;

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any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

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any other specific terms.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities issuable on the exchange of the Subscription Receipts.
DESCRIPTION OF WARRANTS
The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Warrants may differ from the general terms and provisions described below in some or all respects.
The Company may issue Warrants for the purchase of Common Shares and/or other Securities of the Company. Warrants may be issued independently or together with Common Shares, Preferred Shares, Debt Securities and Subscription Receipts offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Warrants will be issued under one or more warrant agreements entered into between the Company and a warrant agent named in the applicable Prospectus Supplement.
Selected provisions of the Warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.
Any Prospectus Supplement will contain the terms and other information relating to the Warrants being offered including:
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the exercise price of the Warrants;

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the designation of the Warrants;

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the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the Common Shares and/or other Securities of the Company purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the dates or periods during which the Warrants are exercisable;

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the designation and terms of any securities with which the Warrants are issued;

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if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

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the currency or currency unit in which the exercise price is denominated;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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whether such Warrants will be listed on any securities exchange;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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any rights, privileges, restrictions and conditions attaching to the Warrants; and

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any other specific terms.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.
As of the date of this Prospectus, the Company has 2,071,090 Listed Warrants outstanding.
DESCRIPTION OF UNITS
Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. As a result, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.
The particular terms and provisions of the Units offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Units may differ from the general terms and provisions described below in some or all respects. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.
PLAN OF DISTRIBUTION
The Company may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of $150,000,000 in Securities hereunder.
The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices as may be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement.
The Securities may be sold by us (i) directly pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents. The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to us and any other material terms of the plan of distribution (including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our Securities offered by that Prospectus Supplement.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the TSX or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
Sales of Securities under an “at-the-market distribution”, if any, will be made pursuant to an accompanying Prospectus Supplement. Sales of Securities under any “at-the-market” program will be made in transactions that are “at-the-market distributions” as defined in NI 44-102. The volume and timing of any “at-the-market distributions” will be determined at the Company’s sole discretion.
No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.
In connection with the sale of Securities, or in the case of Securities offered by a Selling Securityholder, underwriters or agents may receive compensation from us, and from the Selling Securityholder in the case of Securities offered by a Selling Securityholder, or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions (and, in the case of Securities offered by a Selling Securityholder, such discounts, concessions or commissions as to particular underwriters or agents may be in excess of those customary in the types of transactions involved). Underwriters or agents that participate in any distribution of Securities may be deemed underwriters and any commissions to be received by them from us and/or a Selling Securityholder, as applicable, and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions under applicable securities legislation, including the U.S. Securities Act.
If so indicated in the applicable Prospectus Supplement, the Company may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us, or in the case of Securities offered by a Selling Securityholder, the Selling Securityholder may authorize dealers or other persons acting as agent to the Selling Securityholder to solicit offers by certain institutions to purchase Securities directly from the Selling Securityholder, pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.
The applicable Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering relating to the particular Securities, including, to the extent applicable, the initial offering price, the proceeds to us and/or the Selling Securityholder from the offering, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to any offering of Securities, or Securities sold to or through underwriters or agents by us and/or a Selling Securityholder, as applicable, will be named in the Prospectus Supplement relating to such offering of Securities.
In connection with any offering of Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, broker, dealer or agent involved in any “at-the-market” offering, no affiliate of such an underwriter or dealer, and no person or company acting jointly or in concert with such an underwriter, broker, dealer or agent, will over-allot Securities in connection with such a distribution or effect any other transactions that are intended to stabilize or maintain the market price of a Security.
Under agreements which may be entered into by us and/or a Selling Securityholder, underwriters or agents who participate in the distribution of Securities may be entitled to indemnification by us and/or a Selling Securityholder against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian provincial securities legislation, or to contributions with respect to payments which such underwriters may be required to make in respect thereof. The underwriters or agents with whom we may enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Any offering of Subscription Receipts, Warrants, Debt Securities or Units that is not a secondary offering will be a new issue of Securities with no established trading market for those Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Debt Securities, Warrants or Units will not be listed on any securities exchange or any automated dealer quotation system, and there may be no market through which the Subscription Receipts, Debt Securities, Warrants or Units may be sold and purchasers may not be able to resell Subscription Receipts, Debt Securities, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. Certain broker-dealers may make a market in the Subscription Receipts, Debt Securities, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without advance notice. No assurance can be made that any broker-dealer will make a market in the Subscription Receipts, Debt Securities, Warrants or Units or as to the liquidity of the trading market, if any, for such Securities.
The Selling Securityholder may also enter into derivative transactions with third parties. If a Prospectus Supplement so indicates, in connection with those derivatives, the third parties may sell Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use Securities pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of Securities, and may use Securities received from the Selling Securityholder in settlement of those derivatives to close out any related open borrowings of Securities. The third parties in such sale transactions will be underwriters or agents and will be identified in the applicable Prospectus Supplement. The Company does not intend to sell or otherwise distribute any Securities which are “novel” within the meaning of that term in NI 44-102.
Under the securities laws of some states, our Securities may be sold in such states only through registered or licensed underwriters or agents. In addition, in some states our Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any securityholder will sell any or all of our Securities registered pursuant to the registration statement, of which this Prospectus forms a part. Once sold under the registration statement, of which this Prospectus forms a part, our Securities will be freely tradable in the hands of persons other than our affiliates.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain Selling Securityholders. The terms under which the Securities will be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number or amount of our Securities of the class being distributed owned, controlled or directed by each Selling Securityholder; (iii) the number or amount of our Securities of the class being distributed for the account of each Selling Securityholder; (iv) the number or amount of Securities of any class, to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; (v) whether the Securities of the class being distributed are owned by the Selling Securityholders both of record and beneficially, of record only or beneficially only; (vi) if the Selling Securityholder purchased the Securities of the class being distributed within two years preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; and (vii) if the Selling Securityholder acquired the Securities of the class being distributed in the 12 months preceding the date of the Prospectus, the cost thereof to the Selling Securityholder in the aggregate and on a per Security basis; and (viii) if applicable, the disclosure required by Item 1.11 of Form 44-101F1 Short Form Prospectus if a Selling Securityholder is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, and, in such case, will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement.
EARNINGS COVERAGE RATIO
Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of any Debt Securities or Preferred Shares.
PRIOR SALES
Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
MARKET FOR SECURITIES
The Common Shares are listed and posted for trading on the TSX in Canada and the NASDAQ, in the United States, under the symbol “FTRP”. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement.
RISK FACTORS
An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company’s business and present stage of development. Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described below and under the heading “Risk Factors” in the AIF and under the heading “Risks and Uncertainties” in the Interim MD&A, and any other risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing (See “Documents Incorporated by Reference”). Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the AIF, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company’s business, financial condition and results of operation. The Company cannot assure purchasers that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the AIF, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.
Reliance of Third-Party Medical Professionals
Field Trip relies on third-party medical professionals operating in practices not managed by Field Trip for delivering services under the KAP Co-Op and P2P KAP programs. Although Field Trip conducts background searches and other due diligence prior to entering into business relationships with such third-party medical professionals, such relationships could present unforeseen obstacles or costs and may involve risks that could adversely affect us including any allegations of malpractice, violation of any applicable laws and regulations or a data breach in sharing information. There can be no assurance that we will be able to consummate any future relationships on satisfactory terms with such professionals, that such professionals will discharge their duties under these programs, that such relationships will achieve the expected benefits to our business or that such relationship will continue. Further, failure to conclude such agreements, the termination or cancellation of any such agreements or our failure and/or the failure of other parties to these arrangements to fulfill their obligations could have a material adverse effect on our business, financial condition and results of operations.
Strategic Review
There are factors which may prevent the Company from completing any strategic initiatives considered by the Company during the Strategic Review which initiatives may include, but are not limited to, adding additional assets or segments to the business or a separation of the Company’s business units with continued inter-Company relationships designed to leverage the synergies represented by an integrated model (a “Strategic Initiative”). There is a risk that, even if a Strategic Initiative is determined be in the best interests of the Company and its shareholders, such Strategic Initiative will not be completed, as it can be adversely affected by a variety of factors, including, but not limited to, delays in obtaining, or conditions imposed by, regulatory approvals and third-party financing, for the Strategic Initiative. The failure to complete a Strategic Initiative could result in a material adverse effect on the business, results or operations and the financial condition of the Company. In addition, a proposed Strategic Initiative may give rise to adverse tax consequences to the Company and/or shareholders, and the Company will incur costs in connection with evaluating Strategic Initiatives and undertaking the Strategic Review that must be paid even if the Company determines not proceed with a Strategic Initiative. There is no assurance that a Strategic Initiative, even if consummated, will be completed in a timely manner or deliver the intended benefits to the Company and its shareholders.
Speculative Nature of Investment Risk
An investment in the Securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future.
Credit Risk
The Company is exposed to credit risk on its cash and account receivables. The carrying amount of the Company’s financial assets represent the maximum credit exposure. The Company’s cash is held on deposit with major banks in Canada, the United States, and Jamaica which the Company believes lessens the degree of credit risk.
Liquidity Risk
The Company manages its liquidity risk by reviewing on an ongoing basis its capital requirements. The Company typically settles its financial obligations in cash. The ability to settle obligations in cash is dependent on the Company raising financing in a timely manner and by maintaining sufficient cash in excess of anticipated needs.
Interest Rate Risk
Financial instruments that potentially subject the Company to cash flow interest rate risk are those assets and liabilities with a variable interest rate. Currently, the Company has no assets or liabilities with a variable interest rate. Financial assets and financial liabilities that bear interest at fixed rates are subject to fair value interest rate risk. The Company’s lease obligations are at fixed rates of interest.
Currency Risk
The Company is exposed to currency risk related to the fluctuation of foreign exchange rates and the degree of volatility of those rates. Currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the Canadian dollar, which are primarily expenses in United States dollars.
Negative Operating Cash Flow and Going Concern
The Company has negative cash flow from operating activities and has historically incurred net losses. There is no assurance that sufficient revenues will be generated in the near future. To the extent that the

Company has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Company will be required to raise additional funds through the issuance of additional equity securities or through loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all. The Company’s ability to successfully raise additional capital and maintain liquidity may by impaired by factors outside of its control, such as a shift in consumer attitudes towards certain therapeutic methods or a downturn in the economy.
Any inclusion in the Company’s financial statements of a going concern opinion may negatively impact the Company’s ability to raise future financing and achieve future revenue. The threat of the Company’s ability to continue as a going concern will be removed only when, in the opinion of the Company’s auditor, the Company’s revenues have reached a level that is able to sustain its business operations. If the Company is unable to obtain additional financing from outside sources and eventually generate enough revenues, the Company may be forced to sell a portion or all of the Company’s assets, or curtail or discontinue the Company’s operations. If any of these events happen, you could lose all or part of your investment. The Company’s financial statements do not include any adjustments to the Company’s recorded assets or liabilities that might be necessary if the Company becomes unable to continue as a going concern. See “Risk Factors — Risks Related to an Offering — Potential Need for Additional Financing”.
Discretion over the Use of Proceeds
While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of its Securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company’s sole discretion.
Management will have discretion concerning the use of proceeds ascribed in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer. See “Use of Proceeds”.
Potential Need for Additional Financing
The continued development of the Company will require additional financing. The Company’s activities do have scope for flexibility in terms of the amount and timing of expenditures, and expenditures may be adjusted accordingly. However, further operations will require additional capital and will depend on the Company’s ability to obtain financing through debt, equity or other means. The Company’s ability to meet its obligations and maintain operations may be contingent upon successful completion of additional financing arrangements. There is no assurance that the Company will be successful in obtaining the required financing in the future or that such financing will be available on terms acceptable to the Company. In addition, any future financing may also be dilutive to existing shareholders of the Company. See “Risk Factors — Risks Related to an Offering — Negative Operating Cash Flow and Going Concern” and “— Potential Dilution”.
Volatile Market Price of Company’s Common Shares
The securities market in Canada has recently experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of the Company. The value of the Common Shares distributed hereunder will be affected by such volatility.
The volatility of the Common Shares may affect the ability of holders to sell the Common Shares at an advantageous price or at all. Market price fluctuations in the Common Shares may be adversely affected by a variety of factors relating to the Company’s business, including fluctuations in the Company’s operating and financial results, such results failing to meet the expectations of securities analysts or investors and downward revisions in securities analysts’ estimates in connection therewith, sales of additional Common Shares, governmental regulatory action, adverse change in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors, including, without limitation, those set forth under the heading “Cautionary Note Regarding Forward-Looking Information”. In addition, the market price for securities on stock markets, including the TSX, is subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may materially adversely affect the market price of the Company.
Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the Company’s operations, such as legislative or regulatory developments, competition, technological change and changes in interest rates or foreign exchange rates. There can be no assurance that the market price of the Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Company’s performance. As at the date of this Prospectus, only the Common Shares are listed on a securities exchange and may be purchased in the secondary market.
Potential Dilution
The Company’s articles of incorporation and by-laws allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the Board, in many cases, without the approval of the Company’s shareholders. The Company cannot predict the size of future issuances of Common Shares or other Securities or the effect that future issuances and sales of Common Shares or other Securities will have on the market price of our Securities. Issuances of a substantial number of additional Securities, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Shares. With any additional issuance of Common Shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share. See “Risk Factors — Risks Related to an Offering — Potential Need for Additional Financing”.
Market for Securities
There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, such unlisted Securities may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such unlisted Securities purchased under this Prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.
Enforcement of Civil Liabilities
Certain of our subsidiaries and assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise.
The Company has subsidiaries incorporated in the United States. It may not be possible for shareholders to effect service of process outside of Canada against the directors and officers of the Company who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in the United States may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.
U.S. investors may find it difficult to enforce U.S. judgments against the Company. The Company is incorporated under the laws of Canada and a number of the Company’s directors and officers are not residents of the United States. Because a substantial portion of the Company’s assets and the assets of these persons are located outside of the United States, it may be difficult for U.S. investors to effect service of process within the United States upon the Corporation or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or the Corporation predicated solely upon such civil liabilities.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated November 15, 2021, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to any future “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain U.S. federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on behalf of the Company by Bennett Jones LLP, Toronto, Ontario with respect to matters of Canadian law and Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York concerning matters of U.S. law. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters to be designated at the time of the offering by such underwriters with respect to matters of Canadian and U.S. law. As of the date hereof, the partners and associates of Bennett Jones LLP, each as a group, own, directly or indirectly, less than 1% of the Common Shares.
AUDITORS, TRANSFER AGENT AND REGISTRAR
Ernst & Young LLP were appointed the auditors of the Company on September 24, 2021 and have confirmed that they are (i) independent with respect to the Company within the meaning of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario and (ii) an independent registered public accounting firm with respect to the Company within the meaning of the U.S. Securities Act, the applicable rules and regulations adopted thereunder by the SEC and the Public Company Accounting Oversight Board (United States). MNP LLP was the auditor of the Company until September 23, 2021 and during the period as auditor of the Company were independent within the meaning of the code of conduct of the Chartered Professional Accountants of Ontario.
The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal offices in Calgary, Alberta and Computershare Trust Company N.A at its principal offices in Cantun, Massachusetts is the affiliate transfer agent and registrar in the United States.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:
•
the documents referred to under “Documents Incorporated by Reference” in this Prospectus;

•
the consent of MNP LLP;

•
the consent of our Canadian counsel, Bennett Jones LLP;

•
a form of indenture relating to Debt Securities; and

•
the powers of attorney from our directors and officers.

A copy of the form of warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Three directors of the Company, being Helen Boudreau, Dieter Weinand and Ellen Lubman, reside outside of Canada and each has appointed the Company, 30 Duncan Street, Suite 401, Toronto, ON M5V 2C3 as his or her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.

PART II
INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.
Under the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The indemnification may be made in respect of all costs, charges and expenses reasonably incurred by an individual in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor, to which the individual is made party because of the individual’s association with the registrant or other entity, only with court approval. The aforementioned individuals are entitled to indemnification from the registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the registrant’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The registrant may advance moneys to the individual for the costs, charges and expenses of the proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.
The registrant’s by-laws require it to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, or any other individual permitted by the CBCA, against all costs, charges and expenses, including, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
The registrant’s by-laws authorize it to subscribe for the benefit of its directors, officers or their predecessors as well as other individuals who, at its request, act or have acted in this capacity for another entity, insurance covering the liability they may incur to either act as a either to act as a director or officer of the Corporation or act in the capacity of director or officer for another entity at the request of the registrant. To this effect, the registrant maintains insurance policies relating to certain liabilities that our directors and officers may incur in such capacities.
The registrant has entered into indemnity agreements with our directors and officers (each, an “Indemnified Party”) which provide, among other things, that the registrant will indemnify an Indemnified Party to the fullest extent permitted by law from and against all costs, charges, expenses of whatever nature or kind in respect of to the fullest extent permitted by applicable laws.
In addition, our Board of Directors has authorized us to indemnify and hold harmless our directors and officers in connection with any secondary sales effected by such persons in a public offering undertaken by the registrant, including an offering made pursuant to this Registration Statement.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
II-1

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.    Undertaking.
Field Trip Health Ltd. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.    Consent to Service of Process.
Concurrently with the filing of this Registration Statement, Field Trip Health Ltd. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.
Any change to the name or address of the agent for service of Field Trip Health Ltd. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.
III-1

EXHIBIT INDEX
Exhibit	Description
4.1
Annual Information Form of Field Trip Health Ltd. for the year ended March 31, 2021 (incorporated by reference to Exhibit 99.1 to the Annual Report on Form 40-F of Field Trip Health Ltd., filed on July 19, 2021) (File No. 001-40635).

4.2
Audited consolidated statement of financial position of Field Trip Health Ltd. for the fiscal year ended March 31, 2021 and for the period from April 2, 2019 (date of incorporation) to March 31, 2020, together with the auditors’ report thereon (incorporated by reference to Exhibit 99.3 to the Annual Report on Form 40-F of Field Trip Health Ltd., filed on July 19, 2021) (File No. 001-40635).

4.3
Management’s discussion and analysis of financial condition and results of operations for the year ended March 31, 2021 and periods ended March 31, 2020 (incorporated by reference to Exhibit 99.2 to the Annual Report on Form 40-F of Field Trip Health Ltd., filed on July 19, 2021) (File No. 001-40635).

4.4
Management information circular dated August 26, 2021, prepared for the annual and special meeting of shareholders held on September 24, 2021 (incorporated by reference to Exhibit 99.1 to Form 6-K of Field Trip Health Ltd., filed on August 31, 2021) (File No. 001-40635).

4.5
Unaudited condensed consolidated interim financial statements for the three and six months ended September 30, 2021 and 2020 (incorporated by reference to Exhibit 99.1 to Form 6-K of Field Trip Health Ltd., filed on November 16, 2021) (File No. 001-40635).

4.6
Management’s discussion and analysis of financial condition and results of operations for the three and six months ended September 30, 2021 and 2020 (incorporated by reference to Exhibit 99.2 to Form 6-K of Field Trip Health Ltd., filed on November 16, 2021) (File No. 001-40635).

4.7
Material Change Report, dated June 10, 2021 regarding the listing of common shares and certain warrants to purchase common shares on the Toronto Stock Exchange (incorporated by reference to Exhibit 99.10 to Form 40-F of Field Trip Health Ltd., filed on July 19, 2021) (File No. 001-40635).

4.8*	Material Change Report, dated July 28, 2021 regarding the listing of common shares on the NASDAQ Global Select Market.
4.9
Material Change Report, dated September 9, 2021 regarding the lead indications for FT-104 — Treatment Resistant Depression and Postpartum Depression (incorporated by reference to Exhibit 99.2 to Form 6-K of Field Trip Health Ltd., filed on September 9, 2021) (File No. 001-40635).

4.10
Material Change Report, dated September 27, 2021 regarding the voting results from the annual general and special meeting of shareholders held on September 24, 2021 (incorporated by reference to Exhibit 99.2 to Form 6-K of Field Trip Health Ltd., filed on September 28, 2021) (File No. 001-40635).

5.1*	Consent of MNP LLP.
5.2*	Consent of Bennett Jones LLP.
6.1*	Power of Attorney (included on the signature page of this Registration Statement).
7.1*	Form of indenture relating to Debt Securities.

*
Filed herewith.

III-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Field Trip Health Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on December 6, 2021.
FIELD TRIP HEALTH LTD.
By:
/s/ Joseph del Moral

Name: Joseph del Moral
Title: Chief Executive Officer
III-3

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Joseph del Moral and Donna Wong, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:
Signature	Title	Date

/s/ Joseph del Moral Joseph del Moral	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2021

/s/ Donna Wong Donna Wong	Chief Financial Officer (Principal Financial & Accounting Officer)	December 6, 2021

/s/ Ronan Levy Ronan Levy	Executive Chairman & Director	December 6, 2021

/s/ Hannan Flieman Hannan Flieman	Director	December 6, 2021

/s/ Helen Boudreau Helen Boudreau	Director	December 6, 2021

/s/ Dieter Weinand Dieter Weinand	Director	December 6, 2021

Barry Fishman	Director	December 6, 2021

Ellen Lubman	Director	December 6, 2021
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Field Trip Health Ltd. in the United States, on December 6, 2021.
Field Trip Health USA Inc.
By:
/s/ Mujeeb Jafferi

Name: Mujeeb Jafferi
Title:   President
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